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                                                                    EXHIBIT 10.5
                                                                  EXECUTION COPY

WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK*), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                          COMMERCIAL ALLIANCE AGREEMENT

     This Commercial Alliance Agreement (the "Agreement") dated as of July 12, 2006 (the "Effective Date") is entered into by and among ADM Polymer Corporation, a corporation duly incorporated and validly existing under the laws of the State of Delaware, with headquarters located at 4666 Faries Parkway, Decatur, IL 62526 ("ADM Sub"), Metabolix, Inc., a corporation duly incorporated and validly existing under the laws of the State of Delaware, with headquarters located at 21 Erie Street, Cambridge, MA 02139-4260 ("MBX") and ADM / Metabolix Sales Company, LLC, a limited liability company duly formed and validly existing under the laws of the State of Delaware, with headquarters located at 21 Erie Street, Cambridge, MA 02139-4260 (the "Joint Sales Company") (MBX, ADM Sub, and the Joint Sales Company are each a "Party" and are collectively, the "Parties").

                                    RECITALS

     WHEREAS, ADM Sub is a wholly owned subsidiary of Archer-Daniels-Midland Company ("ADM");

     WHEREAS, MBX and ADM Sub are parties to that certain Technology Alliance and Option Agreement dated November 3, 2004 (the "Technology Alliance and Option Agreement") pursuant to which the Parties conducted a mutual assessment of the technical and commercial feasibility of commercializing PHA Material (as defined below);

     WHEREAS, MBX granted to ADM Sub the option (the "Commercial Alliance Option"), on the terms and conditions set forth in the Technology Alliance and Option Agreement, to enter into a broader commercial alliance as set forth herein and in the Commercial Alliance Agreements (as defined below) regarding the manufacture, use and sale of PHA Material;

     WHEREAS, the conditions to ADM Sub's exercise of the Commercial Alliance Option have been satisfied and ADM Sub has exercised the Commercial Alliance Option in accordance with the Technology Alliance and Option Agreement; and

     WHEREAS, as a result of ADM Sub's exercise of the Commercial Alliance Option, MBX and ADM Sub are, as of the date hereof, forming the Joint Sales Company to assist in the commercialization of the PHA Material and PHA Formulations, enter into this Agreement and the remaining Commercial Alliance Agreements in order to establish and begin operation of the broader commercial alliance, all on the terms and conditions set forth herein and in the remaining Commercial Alliance Agreements.

     NOW, THEREFORE, in consideration of the recitals and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows.

*  CONFIDENTIAL TREATMENT REQUESTED

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                                    ARTICLE 1
                                   DEFINITIONS

     "ADM SUB ALLIANCE TECHNOLOGY" means any Technology developed, conceived or reduced to practice during the course of performance of the Commercial Alliance, solely by employees of, or consultants to, ADM Sub or its Affiliates, including without limitation, employees of ADM Sub or its Affiliates who are providing services to the Joint Sales Company under any of the Commercial Alliance Agreements (alone or jointly with a Third Party), with or without the material use of any MBX Technology or Joint Alliance Technology. Technology that is within the meaning of the term "ADM Program Technology" (as that term is defined in the Technology Alliance and Option Agreement) is hereby deemed to be included within the term "ADM Sub Alliance Technology." For the purposes of this definition, employees of or consultants to the Joint Sales Company (other than employees of ADM Sub or its Affiliates who are providing services to the Joint Sales Company under any of the Commercial Alliance Agreements) will be deemed to be employees of both ADM Sub and MBX. Notwithstanding the foregoing, Unfunded Technology shall not be included as part of the ADM Sub Alliance Technology.

     "ADM SUB BACKGROUND TECHNOLOGY" means any Technology that is Controlled by ADM Sub: (i) as of the Effective Date or (ii) developed, conceived or reduced to practice solely by employees of, or consultants to, ADM Sub or its Affiliates in the conduct of activities outside of the Commercial Alliance, without the material use of any MBX Technology or Alliance Technology. Technology that is within the meaning of the term "ADM Program Technology" (as that term is defined in the Technology Alliance and Option Agreement) is hereby deemed not to be included within the term "ADM Sub Background Technology."

     "ADM SUB CONSTRUCTION MASTER PLAN AND BUDGET" shall have the meaning set forth in the Technology Alliance and Option Agreement.

     "ADM SUB FORMULATION ENGINEER" shall have the meaning set forth in Section 4.3.3.

     "ADM SUB MANUFACTURING AGREEMENT" shall have the meaning set forth in
Section 2.1.1.

     "ADM SUB MANUFACTURING FACILITY" shall have the meaning set forth in
Section 4.1.

     "ADM SUB PATENT RIGHTS" means any Patent Rights Controlled by ADM Sub and claiming or covering the ADM Technology.

     "ADM SUB PROPRIETARY MATERIALS" means any Proprietary Materials Controlled by ADM Sub and used by ADM Sub, provided by ADM Sub for use, or necessary or useful in the Commercial Alliance.

     "ADM SUB SERVICES AGREEMENT" shall have the meaning set forth in Section 2.1.1.

     "ADM TECHNOLOGY" means, collectively, ADM Sub Proprietary Materials, ADM Sub Background Technology and ADM Sub Alliance Technology.

     "AFFILIATE" of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. "Control" and, with correlative meanings, the terms "controlled by" and "under common control

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with" shall mean the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. The Joint Sales Company is hereby deemed not to be an Affiliate of ADM, ADM Sub or MBX. Tepha, Inc. is hereby deemed not to be an Affiliate of MBX.

     "ALLIANCE TECHNOLOGY" means ADM Sub Alliance Technology, Joint Alliance Technology and MBX Alliance Technology

     "BUSINESS DAY" means a day of the year on which banks are not required to be closed in New York, New York.

     "CALENDAR QUARTER" shall mean each of the following periods in each year:
(i) January 1 through March 31, (ii) April 1 through June 30, (iii) July 1 through September 30 and (iv) October 1 through December 31.

     "CAPITAL CONTRIBUTION" shall have the meaning set forth in the Operating Agreement.

     "COMMERCIAL ALLIANCE" means the research, development and commercial activities to be conducted by the Parties as set forth herein, including without limitation, the Pilot Activities, the manufacturing, formulation, marketing, distribution and sale of PHA Material and PHA Formulations, the planning, construction and maintenance of the ADM Sub Manufacturing Facility and the MBX Formulation Facility, the establishment and operation of the Joint Sales Company and the evaluation of the Expansion Proposal and potential exercise of the Joint Venture Option.

     "COMMERCIAL ALLIANCE AGREEMENTS" means this Agreement and the ADM Sub Manufacturing Agreement, the MBX Formulation Agreement, the Operating Agreement, the ADM Sub Services Agreement, the MBX Services Agreement, the Consolidated Confidentiality Agreement and the Loan and Security Agreement.

     "COMMERCIAL ALLIANCE OPTION" shall have the meaning set forth in the above recitals.

     "COMMERCIAL PHASE" shall mean the period commencing upon the date of the First Commercial Sale of a PHA Material, produced in the ADM Sub Manufacturing Facility, to a Third Party by the Joint Sales Company, and expiring upon the expiration or termination of this Agreement.

     "COMMERCIALLY REASONABLE EFFORTS" shall mean, with respect to the efforts to be applied by a Party in performing a referenced obligation hereunder, the amount and quality of effort and resources that would be applied by a reasonable manager or management team at a corporation having comparable expertise and assets as such Party, to accomplish a task or to perform an obligation having comparable relative importance to the success or failure of a commercial enterprise that is comparable to the Commercial Alliance. For purposes of this definition, a commercial enterprise would be comparable to the Commercial Alliance if it poses similar anticipated technical and business risks or challenges and similar anticipated financial return to the Parties as measured at the time of the expenditure of the effort. When ADM Sub has an obligation to use "Commercially Reasonable Efforts" herein, the following shall apply: (i) the

*  CONFIDENTIAL TREATMENT REQUESTED

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term "Commercially Reasonable Efforts" shall be defined as it is in this definition but by reference to ADM Sub and ADM as if they were a single entity, and (ii) in determining whether ADM Sub have satisfied its obligations, the efforts applied by and ADM Sub and ADM shall both be taken fully into account.

     "CONFIDENTIAL INFORMATION" means: (a) all tangible embodiments of Technology produced or discovered by either Party or jointly by one or more Parties under the Commercial Alliance Program, and all information concerning the terms of this Agreement, and (b) with respect to a Party (the "Receiving Party"), all information, Technology and Proprietary Materials which are disclosed by any other Party (the "Disclosing Party") to the Receiving Party hereunder or to any of its employees, consultants, or Affiliates; except to the extent that the information, (i) as of the date of disclosure is demonstrably known to the Receiving Party or its Affiliates, as shown by written documentation, other than by virtue of a prior confidential disclosure to such Party or its Affiliates; (ii) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party, or any of its Affiliates; (iii) is obtained from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (iv) is independently developed by or for the Receiving Party without reference to or reliance upon any Confidential Information of the Disclosing Party as demonstrated by competent written records.

     "CONSTRUCTION" AND "CONSTRUCT" shall mean, in respect to a building, the activities, and their performance, that are usual and appropriate to create a completed facility that: (i) is in all material respects in compliance with all material safety, health, zoning, environmental and other regulations and laws applicable to it whether such applicability is based on its location, physical dimensions and attributes, its intended uses or otherwise and (ii) is designed to enable and support state-of-the-art operations pertaining to its intended purpose. The terms "Construction" and "Construct" shall include the following activities and their performance with respect to a facility: planning, designing, engineering, construction, procurement, equipping and acquiring the necessary permits.

     "CONSTRUCTION COSTS" are those reasonable costs and expenses that are actually incurred by either ADM or ADM Sub in connection with the Construction of the ADM Sub Manufacturing Facility, or MBX in connection with the Construction or acquisition of the MBX Formulation Facility, in either case, as and to the extent such costs and expenses were: (i) reasonably incurred in Construction consistent with the plans, designs, engineering and budget in the ADM Sub Construction Master Plan and Budget as approved by the TAC as provided in the Technology Alliance and Option Agreement (or as approved by the Steering Committee pursuant to Section 4.2.2), or the MBX Facility Master Plan and Budget (as applicable), (ii) reasonably incurred in Construction consistent with the plans, designs, engineering and budget in any amended ADM Sub Construction Master Plan and Budget or the MBX Facility Master Plan and Budget (as applicable), which amendments were approved by the Steering Committee to the extent required herein; or (iii) were otherwise designated by the Steering Committee as Construction Costs. Without limiting the foregoing, the Steering Committee shall not approve as Construction Costs costs and expenses which it determines are excessive in amount, or costs and expenses that relate to improvements of existing facilities, or features of new facilities, to the extent such improvements or features are not for the benefit for the Commercial Alliance.

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     "CONSTRUCTION PHASE" means the period commencing upon the Effective Date and expiring upon the first to occur of: (i) the date of the First Commercial Sale of a PHA Material (including, without limitation, PHA Material that is contained within PHA Formulations) produced in the ADM Sub Manufacturing Facility, to a Third Party by the Joint Sales Company and (ii) the termination of this Agreement.

     "CONTROL" OR "CONTROLLED" means (a) with respect to Technology (other than Proprietary Materials) or Patent Rights, the possession by a Party of the ability to grant a license or sublicense to such Technology or Patent Rights as provided herein without violating the terms of any agreement or arrangement between such Party and any Third Party, and (b) with respect to Proprietary Materials, the possession by a Party of the ability to supply such Proprietary Materials to the other Party for use as provided herein without violating the terms of any agreement or arrangement between the supplying Party and any Third Party. A Party shall be deemed not to "Control" any Technology, Patent Rights or Proprietary Materials of any other Party solely by virtue of rights therein, or possession thereof, that was granted or acquired solely in accordance with this Agreement or any other Commercial Alliance Agreement.

     "DEFENDING PARTY" shall have the meaning set forth in Section 11.3.1.

     "EFFECTIVE DATE" means the date first above written.

     "EXCLUSIVE PERIOD" shall mean that period of time commencing upon the Effective Date and continuing until the first to occur of: (i) the JV Option expiring without having been exercised by ADM Sub and (ii) the end of the Term.

     "EXPANSION PROPOSAL" shall have the meaning set forth in Section 9.1.1.

     "FERMENTATION AND RECOVERY PROCESS" means the process used to produce fermentation broth containing PHA Material, to produce PHA Cell Paste from fermentation broth, and to recover PHA Material from such PHA Cell Paste using solvent and aqueous recovery processes.

     "FIELD" means the research, development, manufacture, use, sale and importation of PHA Material and PHA Formulations; provided that the Field shall not include any uses that are within the "Field of Use" as that term is defined in the License Agreement by and between MBX and Tepha, Inc. dated October 1, 1999, as amended on December 17, 2002.

     "FIRST COMMERCIAL SALE" means the sale of not less than 1,000,000 pounds of PHA Material (including, without limitation, PHA Material that is contained within PHA Formulations) manufactured in the ADM Sub Manufacturing Facility, that meets the then-current specifications for PHA Material, to Third Parties, who are satisfied with the quality, and who purchased the PHA Material in greater than sample quantities for commercial use.

     "FUNDED TECHNOLOGY" shall have the meaning set forth in Section 4.4.1.

     "INFRINGEMENT" shall have the meaning set forth in Section 11.3.1.

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     "JOINT ALLIANCE TECHNOLOGY" means Technology developed, conceived or reduced to practice jointly by employees of, or consultants to, ADM Sub on the one hand, and MBX on the other, (in either case, with or without a Third Party) during the course of performance of the Commercial Alliance. Technology that is within the meaning of the term "Joint Program Technology" (as that term is defined in the Technology Alliance and Option Agreement) is hereby deemed to be included within the term "Joint Alliance Technology." For the purposes of this definition, employees of the Joint Sales Company, excluding employees of ADM, ADM Sub or MBX who are providing services to the Joint Sales Company under the ADM Sub Services Agreement or the MBX Services Agreement, will be deemed to be employees of both ADM Sub and MBX. Notwithstanding the foregoing, Unfunded Technology shall not be included as part of Joint Alliance Technology.

     "JOINT VENTURE" shall have the meaning set forth in Section 9.1.1.

     "JOINT VENTURE ENTITY" shall have the meaning set forth in Section 9.1.1.

     "JV OPTION" shall have the meaning set forth in Section 9.1.

     "KNOWLEDGE means, with respect to MBX, the actual knowledge and awareness, without the requirement of investigation, of any of the following four (4) members of MBX management: President and CEO, Chief Scientific Officer, Chief Financial Officer and Director of Manufacturing and Development, without the requirement of investigation, and, with respect to ADM Sub, the actual knowledge and awareness, without the requirement of investigation, of any of the following nine (9) members of ADM management: Senior Vice President (Corn Processing and Food Specialties), President of Natural Health & Nutrition Division, Assistant Controller, Corporate Counsel - Intellectual Property, Senior Attorney, Senior Vice President Venture Research, Vice President Technology Assessment, President of ADM Research Division, and Vice President of Research, Molecular Biology - Fermentation.

     "LEDGER ACCOUNT" shall have the meaning set forth in the Operating
Agreement.

     "LICENSE FEE" shall have the meaning set forth in Section 7.2.3.

     "LIMITED SUBLICENSE RIGHT" means that with respect to a particular license of rights that the licensee shall have no right to sublicense or otherwise enable a Third Party to perform or participate in the performance of the Fermentation and Recovery Process, or any part thereof, but that the licensee shall have the right otherwise to grant sublicenses of such licensed rights, and further that the Joint Sales Company shall have the right to contract with Third Parties to conduct Pilot Sourcing as per Section 4.4.2, and the licensee shall have the right to contract with Third Parties to troubleshoot, consult, or further develop aspects of the Fermentation and Recovery Process, provided that the licensee shall pursuant to a written agreement with such third party own all Technology arising from such contracted activity. Notwithstanding the foregoing, the licensee shall not transfer or convey any cell line constituting part of the MBX Proprietary Materials to any Third Party.

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     "LOAN AND SECURITY AGREEMENT" shall have the meaning set forth in Section
2.1.1.

     "MANUFACTURING COST" shall have the meaning set forth in the ADM Sub Manufacturing Agreement.

     "MBX ALLIANCE TECHNOLOGY" means any Technology developed, conceived or reduced to practice during the course of performance of the Commercial Alliance, solely by employees of, or consultants to, MBX or its Affiliates, including without limitation, employees of MBX or its Affiliates who are providing services to the Joint Sales Company under any of the Commercial Alliance Agreements (alone or jointly with a Third Party), with or without the material use of any ADM Technology or Joint Alliance Technology. Technology that is within the meaning of the term "MBX Program Technology" (as that term is defined in the Technology Alliance and Option Agreement) is hereby deemed to be included within the term "MBX Alliance Technology." For the purposes of this definition, employees of or consultants to the Joint Sales Company (other than employees of MBX or its Affiliates who are providing services to the Joint Sales Company under any of the Commercial Alliance Agreements) will be deemed to be employees of both ADM Sub and MBX. Notwithstanding the foregoing, Unfunded Technology shall not be included as part of MBX Alliance Technology.

     "MBX APPLICATIONS PATENT RIGHTS" means and Patent Rights Controlled by MBX that claim or cover specific uses, within the Field, of PHA Materials or PHA Formulations.

     "MBX BACKGROUND TECHNOLOGY" means any Technology that is Controlled by MBX:
(i) as of the Effective Date or (ii) developed, conceived or reduced to practice solely by employees, of, or consultants to, MBX or its Affiliates in the conduct of activities outside of the Commercial Alliance, without the material use of any ADM Technology or Alliance Technology. Technology that is within the meaning of the term "MBX Program Technology" (as that term is defined in the Technology Alliance and Option Agreement) is hereby deemed not to be included within the term "MBX Background Technology."

     "MBX FACILITY MASTER PLAN AND BUDGET" shall have the meaning set forth in
Section 4.3.2.

     "MBX FORMULATION AGREEMENT" shall have the meaning set forth in Section 2.1.1.

     "MBX FORMULATION FACILITY" shall have the meaning set forth in Section 4.1.

     "MBX PATENT RIGHTS" means any Patent Rights Controlled by MBX and claiming or covering the MBX Technology, including without limitation, the MBX Applications Patent Rights.

     "MBX PROPRIETARY MATERIALS" means any Proprietary Materials Controlled by MBX and used by MBX, provided by MBX for use, or necessary or useful in the Commercial Alliance. MBX Proprietary Materials shall include, without limitation, all PHA Material and PHA Formulations supplied as samples to ADM or ADM Sub, all cell lines (including all master stocks and working stock whether prepared by ADM or ADM Sub or MBX) and all fermentation media, supplied by MBX to ADM or ADM Sub, and all progeny, derivatives and mutated forms developed therefrom.

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     "MBX SERVICES AGREEMENT" shall have the meaning set forth in Section 2.1.1.

     "MBX TECHNOLOGY" means, collectively, MBX Proprietary Materials, MBX Background Technology and MBX Alliance Technology.

     "MBX TECHNOLOGY MANAGER" shall have the meaning set forth in Section 4.2.3.

     "MIT LICENSE" means that certain License Agreement dated July 15, 1993 by and between MBX and Massachusetts Institute of Technology, as amended.

     "NEUTRAL PARTY" shall have the meaning set forth in Section 11.3.1.

     "NON-EXCLUSIVE PERIOD" means that period of time during the Term following the end of the Exclusive Period.

     "OFFEREE PARTY" shall have the meaning set forth in Section 9.7.

     "OFFEROR PARTY" shall have the meaning set forth in Section 9.7.

     "OPERATING AGREEMENT" shall have the meaning set forth in Section 2.1.1.

     "OPERATING PAYMENT" AND "OPERATING PAYMENTS" shall each have the meaning set forth in Section 4.5 hereof.

     "PATENT COMMITTEE" shall have the meaning set forth in Section 11.1.

     "PATENT RIGHTS" means the rights and interests in and to issued patents and pending patent applications (which for purposes of this Agreement shall be deemed to include certificates of inventions and applications for certificates of invention and priority rights) in any country, including all provisional applications, substitutions, continuations, continuations-in-part, divisionals, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, Controlled by a Party.

     "PERMITTED ACTIVITIES" shall have the meaning set forth in Section 8.4.

     "PERSON" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

     "PHA CELL PASTE" means the paste, containing the PHA Material, recovered from whole fermentation broth and meeting the specifications set forth in EXHIBIT H.

     "PHA FORMULATIONS" means PHA Material that has been processed by blending different types of PHA Material together with other polymers and/or with other additives, including nucleants, clarifiers, flow modifiers, plasticizers, flame retardants and heat stabilizers.

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     "PHA KNOW-HOW MATERIAL" means PHA Material, the manufacture, use, sale or importation of which is accomplished or performed with the use of the MBX Technology or Joint Alliance Technology.

     "PHA MATERIAL" means the following forms of polyhydroxyalkanoate: * when produced by any means other than via Plants, and any other forms of polyhydroxyalkanoate, produced by any means other than via Plants, that are substitutable by any customer with one or more of the above substances, are generally technically and commercially feasible in the marketplace, and have a potential adverse affect on the sales or profitability of the Joint Sales Company in a material way. For avoidance of doubt, any PHB copolymers having at least fifty percent (50%) of the * when produced by any means other than via Plants, are hereby deemed to be included in the definition of PHA Material.

     "PHA PATENTED MATERIAL" means PHA Material, the manufacture, use, sale or importation of which within or into the United States by a Person other than MBX, absent the licenses granted herein, would infringe a Valid Claim of the MBX Patent Rights or a Valid Claim within Patent Rights claiming or covering any Technology within the Joint Alliance Technology.

     "PHA-RELATED MATERIALS" means any polymer material consisting of one or more hydroxyacids of the general formula:

                                    *

     "PHA SUPPLEMENTAL KNOW-HOW MATERIAL" means PHA Material, the manufacture, use, sale or importation of which is accomplished or performed with the use of a cell line Controlled by MBX and delivered by MBX to the Joint Sales Company at any time during the Term.

     "PILOT ACTIVITIES" means the activities related to Pilot Sourcing as described in Section 4.4.2, the process development activities described in
Section 4.4.1 and the sales activities described in Section 4.4.3.

     "PILOT FACILITIES" means the facility, or facilities, at which the Pilot PHA Material is produced, purified, formulated and packaged for sale.

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     "PILOT PHA MATERIAL" shall have the meaning set forth in Section 4.4.2.

     "PILOT SOURCING" shall have the meaning set forth in Section 4.4.2.

     "PILOT SOURCING COSTS" shall have the meaning set forth in Section 4.4.2.

     "PLANTS" shall mean photosynthetic organisms when not raised through fermentation, but in any case excluding *. For avoidance of doubt, * is included within the definition of Plants.

     "PROJECT TEAMS" shall have the meaning set forth in Section 3.4.

     "PROJECTS" shall have the meaning set forth in Section 3.4.

     "PROPRIETARY MATERIALS" means any tangible chemical, biological or physical research materials that are furnished by or on behalf of one Party to any other Party in connection with this Agreement, regardless of whether such materials are specifically designated as proprietary by the transferring Party.

     "ROFN" shall have the meaning set forth in Section 7.4.

     "ROFN RIGHTS" shall have the meaning set forth in Section 7.4.

     "ROYALTY TERM" means that period commencing upon * and continuing until the later of the expiration or termination of * from the Effective Date.

     "SECTION 7 BREACH" shall have the meaning set forth in Section 10.2.1.

     "SENIOR EXECUTIVES" shall have the meaning set forth in Section 14.3.1.

     "STRATEGIC ALLIANCE" shall have the meaning set forth in Section 3.1.1.

     "STRATEGIC ALLIANCE PARTNER" shall have the meaning set forth in Section 3.1.1.

     "STEERING COMMITTEE" shall have the meaning set forth in Section 3.1.

     "SUPPLEMENTAL ROYALTY TERM" means that period commencing upon the delivery by MBX to ADM, ADM Sub or the Joint Sales Company of a cell line Controlled by MBX used in the production or manufacture of PHA Supplemental Know-How Material and ending upon the * to occur of (i) the *, and (ii) * from the date of such delivery.

     "TAC" shall have the meaning set forth in the Technology Alliance and Option Agreement.

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     "TECHNOLOGY" means and includes all inventions, discoveries, improvements, trade secrets, know-how, trademarks, servicemarks, tradenames and proprietary methods and Proprietary Materials, whether or not patentable.

     "TECHNOLOGY ALLIANCE AND OPTION AGREEMENT" shall have the meaning set forth in the above recitals.

     "TECHNOLOGY TRANSFER" shall have the meaning set forth in Section 6.7.

     "TERM" shall have the meaning set forth in Section 10.1.

     "THIRD PARTY" shall mean any person, corporation, partnership or other entity other than the Parties and their respective Affiliates.

     "THIRD PARTY ROYALTY OFFSET" shall have the meaning set forth in Section 9.8.4.

     "UNFUNDED TECHNOLOGY" shall have the meaning set forth in Section 4.4.1.

     "UNITS" shall have the meaning set forth in the Operating Agreement.

     "VALID CLAIM" means a claim within a patent application or patent that has not been abandoned or finally determined to be unenforceable or invalid by a court or administrative agency with competent jurisdiction where all appeal rights have been exhausted or expired.

     "50,000 TON ANNUAL DESIGN CAPACITY" shall have the meaning set forth in
Section 4.2.1.

                                    ARTICLE 2
                   OVERVIEW AND COMMERCIAL ALLIANCE AGREEMENTS

     2.1 OVERVIEW OF THE COMMERCIAL ALLIANCE. The purpose and goal of the Commercial Alliance is to advance and exploit the research, development and marketing activities undertaken by ADM Sub and MBX in the performance of the Technology Alliance and Option Agreement by combining, on a larger scale and for a longer term, ADM Sub's fermentation capabilities, market knowledge and capital with MBX's technology, formulation expertise, market knowledge and intellectual property rights and to create and establish a commercial outlet for PHA Material and PHA Formulations through the Joint Sales Company in order to create a commercial venture in the Field. The Commercial Alliance shall be conducted by MBX and ADM Sub, each on an individual basis and through their ownership and participation as members in the Joint Sales Company, all in accordance with this Agreement and the other Commercial Alliance Agreements.

          2.1.1 COMMERCIAL ALLIANCE AGREEMENTS. Unless otherwise indicated below, the Parties, as of the Effective Date, have executed and delivered the following Commercial Alliance Agreements as provided for therein. The following summary description of the Commercial

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Alliance Agreements is provided solely for informational purposes and is not to amend the terms set forth therein or to inform the interpretation of such terms.

               (a) OPERATING AGREEMENT. The operating agreement, executed and delivered by the Parties as of the Effective Date and appended hereto as Exhibit A (the "Operating Agreement"), is the agreement pursuant to which the Joint Sales Company was formed and shall operate and which defines the respective rights and obligations of MBX and ADM Sub as the members of the Joint Sales Company, all as and to the extent set forth therein and subject to the terms and conditions set forth therein.

               (b) ADM SUB MANUFACTURING AGREEMENT. The manufacturing agreement, executed and delivered by ADM Sub and the Joint Sales Company as of the Effective Date and appended hereto as Exhibit B (the "ADM Sub Manufacturing Agreement"), is the agreement pursuant to which ADM Sub shall manufacture PHA Material for the Joint Sales Company.

               (c) MBX FORMULATION AGREEMENT. The formulation agreement, which will be executed and delivered by MBX and the Joint Sales Company if and when MBX commences the Construction of the MBX Formulation Facility or acquires the MBX Formulation Facility, is appended hereto as Exhibit C (the "MBX Formulation Agreement"), and is the agreement pursuant to which MBX shall produce PHA Formulations for the Joint Sales Company from the PHA Material manufactured by ADM Sub.

               (d) ADM SUB SERVICES AGREEMENT. The services agreement, executed and delivered by ADM Sub and the Joint Sales Company as of the Effective Date and appended hereto as Exhibit D (the "ADM Sub Services Agreement"), is the agreement pursuant to which ADM Sub will provide services to the Joint Sales Company.

               (e) MBX SERVICES AGREEMENT. The services agreement, executed and delivered by MBX and the Joint Sales Company as of the Effective Date and appended hereto as Exhibit E (the "MBX Services Agreement"), is the agreement pursuant to which MBX will provide services to the Joint Sales Company.

               (f) LOAN AND SECURITY AGREEMENT. The loan and security agreement, executed and delivered by ADM Sub and the Joint Sales Company as of the Effective Date and appended hereto as Exhibit F (the "Loan and Security Agreement") is the agreement pursuant to which ADM Sub will make available to the Joint Sales Company a credit facility.

                                    ARTICLE 3
                        STEERING COMMITTEE; PROJECT TEAMS

     3.1 STEERING COMMITTEE. MBX and ADM Sub hereby establish a joint steering committee (the "Steering Committee") to plan and oversee the establishment and activities of the Commercial Alliance in such instances where ADM Sub and MBX are acting on an individual basis and in such instances where ADM Sub and MBX are acting as members of the Joint Sales Company, all as further set forth herein.

          3.1.1 RESPONSIBILITIES AND AUTHORITY OF THE STEERING COMMITTEE. The Steering Committee shall have the rights and obligations provided for herein, in the other Commercial Alliance Agreements and as agreed to by ADM Sub and MBX in writing from time-to-time

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during the Term. Without limiting the foregoing, the Steering Committee shall have the general responsibility of (i) coordinating the planning and execution of the individual activities of ADM Sub and MBX in connection with the Commercial Alliance, including without limitation by controlling or participating (as specifically provided herein or in the other Commercial Alliance Agreements) in decision-making on both a strategic and tactical level, by assisting in setting priorities for performance and resource allocation, and by assisting in avoiding or resolving disputes among ADM Sub, MBX and the Joint Sales Company, and (ii) coordinating the planning and execution of the activities of ADM Sub and MBX as members of the Joint Sales Company, in all cases, subject to the right and authority of ADM Sub, MBX and the Joint Sales Company to make decisions and take actions required to perform their obligations hereunder and under the other Commercial Alliance Agreements in accordance herewith and therewith, including without limitation, those decisions and actions that are specifically identified as reserved to any of them hereunder or thereunder. Without limiting the foregoing, the following actions, designations and documents shall require the prior approval of the Steering Committee before such actions may be taken or before such designations or documents shall be valid and binding commitments:

               (a) the designation of costs and expenses incurred in connection with the Construction of the ADM Sub Manufacturing Facility (pursuant to
     Section 4.2.5) or the Construction or acquisition of the MBX Formulation Facility (pursuant to Section 4.3.5) as "Construction Costs" to be credited or debited against the Ledger Account, as that term is defined in the Operating Agreement, as and to the extent provided for in the Operating Agreement;

               (b) the appointment of the following key personnel: (i) ADM Sub Project Manager (to be nominated by ADM Sub), (ii) ADM Sub Manufacturing Manager (to be nominated by ADM Sub); (iii) MBX Technology Manager (to be nominated by MBX); (iv) Marketing and Sales Manager of the Joint Sales Company (to be nominated by MBX pursuant to the terms of the Operating Agreement) and (v) Assistant Marketing and Sales Manager of the Joint Sales Company (to be nominated by ADM Sub pursuant to the terms of the Operating Agreement);

               (c) the decision to contract with a Third Party to perform strategic, ongoing research, development or commercial activities with or on behalf of either Party or the Joint Sales Company in connection with the Commercial Alliance as part of a contractual relationship (such Third Party is a "Strategic Alliance Partner" and such contractual relationship is a "Strategic Alliance");

               (d) the establishment of strategic and operational plans for performance hereunder and under the other Commercial Alliance Agreements, the preparation and finalization of budgets for funding such performance, the establishment of high-level procedures and policies, including without limitation, accounting policies and procedures, in connection with such performance;

               (e) any action that requires the consent of the members to the Joint Sales Company, as specified in the Operating Agreement.

          3.1.2 CERTAIN LIMITATIONS ON THE RESPONSIBILITIES AND AUTHORITY OF THE STEERING COMMITTEE. The Steering Committee shall have no authority to act on behalf of ADM, ADM Sub, MBX or the Joint Sales Company in connection with Third Parties. Without limiting

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the foregoing, the Steering Committee shall have no authority to, and shall not purport to or attempt to: (i) negotiate agreements on behalf of ADM, ADM Sub, MBX or the Joint Sales Company, (ii) make representations or warranties on behalf of ADM, ADM Sub, MBX or the Joint Sales Company, (iii) waive rights of ADM, ADM Sub, MBX or the Joint Sales Company, (iv) extend credit on behalf of ADM, ADM Sub, MBX or the Joint Sales Company, or (v) take or grant licenses of intellectual property on behalf of ADM, ADM Sub, MBX or the Joint Sales Company.

          3.1.3 DECISION-MAKING STANDARD FOR THE STEERING COMMITTEE. All decisions and other actions of the Steering Committee shall be made in good faith and with due care, after consideration of the information that is reasonably available to the Steering Committee, with the intention that: (i) the resulting decision or actions will conform to, or be consistent with, the provisions and requirements of this Agreement and the other Commercial Alliance Agreements and (ii) the resulting decision or action will maintain or increase the likelihood that ADM Sub, MBX and the Joint Sales Company will achieve the purposes and goal of the Commercial Alliance as set forth in Section 2.1. Without limiting the foregoing, the Steering Committee is expressly prohibited from taking into account interests of a Party, or of any members of the Steering Committee, other than their respective interests in achieving the purposes and goal of the Commercial Alliance as set forth in Section 2.1.

     3.2 MEMBERSHIP OF STEERING COMMITTEE. ADM Sub and MBX shall each appoint an equal number of members to the Steering Committee (not to exceed five (5) members each), one of whom shall be designated by each of ADM Sub and MBX as its "Co-Chair." ADM Sub and MBX shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the Steering Committee, including its Co-Chair, by giving written notice thereof to the other Party. Initial designees to the Steering Committee shall be as follows:

     For MBX:     James Barber  (Co-Chair)

                  Oliver Peoples

                  Thomas Auchincloss

                  Johan van Walsem

                  Robert Findlen

     For ADM Sub: John Rice  (Co-Chair)

                  Terry Stoa

                  Tom Binder

                  Kevin Moore

                  Nick Lawless

     3.3 MEETINGS.

          3.3.1 SCHEDULE OF MEETINGS. The Steering Committee shall establish a schedule of times for its meetings, taking into account, without limitation, the planning needs of the Commercial Alliance. The Steering Committee shall meet monthly unless otherwise agreed

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upon by ADM Sub and MBX. Meetings shall also be convened upon the determination of either or both of the Co-Chairs of the Steering Committee by written notice (including notice via e-mail) thereof to their respective members that a meeting is required to discuss or resolve any matter or matters with respect to the Commercial Alliance. Meetings shall alternate between the respective offices of ADM Sub or MBX or another mutually agreed upon location; PROVIDED, HOWEVER, that the Co-Chairs of the Steering Committee may mutually agree to meet by teleconference or video conference or may act by a written memorandum signed by the Co-Chairs of the Steering Committee.

          3.3.2 QUORUM; VOTING; DECISIONS. At each meeting of the Steering Committee, the participation of at least one member designated by each of ADM Sub and MBX shall constitute a quorum. Each Steering Committee member shall have one vote on all matters before the Steering Committee; PROVIDED, HOWEVER, that the member or members of each of ADM Sub and MBX present at any meeting shall have the authority to cast the votes of any of such Party's members who are absent from the meeting. All decisions of the Steering Committee shall be made by majority vote of all of the members, except when acting in its capacity as a representative committee of the members of the Joint Sales Company where unanimous consent of the members is required, in which case the decisions of the Steering Committee shall be made by unanimous vote of all of its members. Whenever any action by the Steering Committee is called for hereunder during a time period in which a meeting is not scheduled, the Co-Chairs shall cause the Steering Committee to take the action in the requested time period by calling a special meeting or by action without a formal meeting by written memorandum signed by both Co-Chairs of the Steering Committee. Representatives of each of ADM Sub and MBX, in addition to the members of the Steering Committee, may attend meetings as non-voting observers with prior notice to the other Party. In the event that the Steering Committee is unable to resolve any matter before it, such matter shall be resolved as set forth in Section 14.3 hereof.

          3.3.3 MINUTES. A secretary shall be appointed to keep accurate minutes of the deliberations of the Steering Committee recording all proposed decisions and all actions recommended or taken. Drafts of such minutes shall be delivered to the Co-Chairs of the Steering Committee within a reasonable period of time not to exceed five (5) days after a Steering Committee meeting. Draft minutes shall be edited by ADM Sub and MBX and shall be issued in final form within a reasonable time not to exceed ten (10) days after the meeting only with their approval and agreement as evidenced by their signatures on the minutes. Responsibility for appointment of the secretary shall rotate annually between MBX and ADM Sub.

          3.3.4 EXPENSES. MBX and ADM Sub shall each bear all expenses of their respective Steering Committee members related to their participation on the Steering Committee and attendance at Steering Committee meetings.

     3.4 PROJECT TEAMS. ADM Sub and MBX, either: (i) acting through the Steering Committee, or (ii) as set forth herein or in the other Commercial Alliance Agreements, may, from time-to-time, form project teams to support the activities of the Steering Committee with respect solely to discrete, defined projects ("Projects") that are to be performed in support of, or as part of, the Commercial Alliance ("Project Teams"). Each Project Team shall function in accordance with the terms and conditions set forth herein, as set forth in the other Commercial Agreements or as otherwise agreed to by the Steering Committee in writing.

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          3.4.1 RESPONSIBILITIES AND AUTHORITY OF THE PROJECT TEAMS. Each
Project Team shall have the rights and obligations provided for herein, in the other Commercial Alliance Agreements, or as expressly delegated to it by the Steering Committee in writing from time-to-time during the Term.

          3.4.2 CERTAIN LIMITATIONS ON THE RESPONSIBILITIES AND AUTHORITY OF THE PROJECT TEAMS. The rights and authority of the Project Teams are derived from and are subordinate to the rights and authority of the Steering Committee. Without limiting the foregoing, no Project Team shall have any rights or authority to make decisions or take actions that are not directly related to the applicable Project and all Project Teams shall be subject to the same limitations as are applicable to the Steering Committee as set forth in Section 3.1.2.

          3.4.3 DECISION-MAKING STANDARD FOR THE STEERING COMMITTEE. The Project Teams shall make decisions and take actions subject to the same standards as are applicable to the Steering Committee as set forth in Section 3.1.3 hereof.

     3.5 MEMBERSHIP OF PROJECT TEAMS. Each Project Team shall be comprised of such number of members as is provided herein, in another Commercial Alliance Agreement or as provided by the Steering Committee. Unless otherwise mutually agreed by ADM Sub and MBX, any Project Team concerning the ADM Sub Manufacturing Facility shall be comprised of a majority of members appointed by ADM Sub, and any Project Team concerning the MBX Formulation Facility shall be comprised of a majority of members appointed by MBX. Project Team members may also be members of the Steering Committee. Each of ADM Sub and MBX shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to a Project Team by giving written notice thereof to the other Party.

     3.6 MEETINGS.

          3.6.1 SCHEDULE OF MEETINGS. Each Project Team shall establish a schedule of times for its meetings, taking into account, without limitation, the planning needs of the applicable Project. Meetings shall alternate between the respective offices of ADM Sub and MBX or another mutually agreed upon location; provided, however, that ADM Sub and MBX may mutually agree to meet by teleconference or video conference or may act by a written memorandum signed by the Co-Chairs of the Project Team.

          3.6.2 QUORUM; VOTING; DECISIONS. At each meeting of a Project Team, the participation of at least one member designated by each of ADM Sub and MBX shall constitute a quorum. Each Project Team member shall have one vote on all matters before the Project Team; provided, however, that the member or members of each of ADM Sub and MBX present at any meeting shall have the authority to cast the votes of any of such Party's members who are absent from the meeting. Unless provided otherwise herein or in another Commercial Alliance Agreement, all decisions of the Project Team shall be made by majority vote of all of the members. Representatives of each of ADM Sub and MBX, in addition to the members of the Project Team, may attend meetings as non-voting observers with prior notice to the other Party. In the event that a Project Team is unable to resolve any matter before it, such matter shall be referred to the Steering Committee for resolution.

          3.6.3 MINUTES. A secretary for each Project Team shall be appointed to keep accurate minutes of the deliberations of such Project Team recording all proposed decisions and

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all actions recommended or taken. Copies of such minutes shall be made available to the Steering Committee as it shall request.

          3.6.4 EXPENSES. MBX and ADM Sub shall each bear all expenses of their respective Project Team members related to their participation on Project Teams and attendance at Project Team meetings.

          3.6.5 REPORTS. Each Project Team shall produce such reports for the Steering Committee as the Steering Committee shall request from time-to-time.

     3.7 BUSINESS INTEGRATION AND COORDINATION. ADM Sub and MBX, with and through the Commercial Alliance Business Team, subject to the terms and conditions of the Commercial Alliance Agreements, shall coordinate and integrate the efforts of the Parties to plan and execute manufacturing, formulation, marketing and sales activities in such a manner as to establish and maintain an efficient and profitable commercial operation.

          3.7.1 COMMERCIAL ALLIANCE BUSINESS TEAM. The Parties shall form a Commercial Alliance Business Team (the "Commercial Alliance Business Team") to assist in the integration and coordination of the manufacturing, formulation, marketing and sales activities of the Parties. The Commercial Alliance Business Team shall be a Project Team of the Steering Committee and shall function, and otherwise be subject to, the provisions set forth in Sections 3.4 through 3.6, inclusive, except that decisions shall be made by unanimous agreement. The Commercial Alliance Business Team shall be composed of the Marketing and Sales Manager of the Joint Sales Company, the Assistant Marketing and Sales Manager of the Joint Sales Company, the ADM Sub Manufacturing Manager, the MBX Technology Manager and during the Construction Phase, the ADM Sub Project Manager. The Marketing and Sales Manager of the Joint Sales Company shall be the chair of the Commercial Alliance Business Team. The Commercial Alliance Business Team may be expanded by the Steering Committee in order to add persons with technical knowledge or to ensure the integration of key functional areas within the Commercial Alliance into the planning and coordination process.

          3.7.2 BUSINESS PLANNING. The Commercial Alliance Business Team will have access to and review the plans and reports prepared by any established Project Teams, ADM Sub and MBX relating to manufacturing, formulation and marketing the PHA Material and PHA Formulations. The Commercial Alliance Business Team will analyze such input and make reports or recommendations to the Board of the Joint Sales Company, the Steering Committee or other Project Teams, as appropriate, in order to ensure that: (i) complete, current and accurate information is available across relevant Project Teams and functional groups,
(ii) the activities of any Project Teams do not conflict, and to the extent they are interdependent, they are appropriately coordinated and (iii) input from Third Parties, such as Strategic Alliance Partners, customer segments and key customers are adequately taken into account in planning, prioritizing and executing manufacturing, formulation, marketing and sales activities.

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                                    ARTICLE 4
                               CONSTRUCTION PHASE

     4.1 OVERVIEW AND GOAL OF CONSTRUCTION PHASE. The primary goal of the Construction Phase is to prepare for the commercial launch of PHA Material and PHA Formulations manufactured in facilities owned by the Parties. In order to achieve this goal, the Parties will pursue the following primary objectives: (i) ADM Sub will arrange for and finance the construction of a facility in which it will manufacture PHA Material pursuant to the terms of the ADM Sub Manufacturing Agreement (the "ADM Sub Manufacturing Facility"), (ii) MBX will either arrange for and finance the acquisition or construction of a facility in which it will produce the PHA Formulations pursuant to the terms of the MBX Formulation Agreement (the "MBX Formulation Facility") or it will use Commercially Reasonable Efforts to arrange for other access to a facility in which a Third Party will produce the PHA Formulations pursuant to the terms of an agreement with the Joint Sales Company and (iii) MBX, acting in the name and on behalf of the Joint Sales Company, will establish the market for the PHA Material and PHA Formulations, in each case, with the support and participation of the other Parties and the Steering Committee and as more fully set forth herein and in the other Commercial Alliance Agreements.

     4.2 CONSTRUCTION OF THE ADM SUB MANUFACTURING FACILITY. ADM Sub shall have primary responsibility for the Construction of the ADM Sub Manufacturing Facility consistent with the ADM Sub Construction Master Plan and Budget to produce PHA Material in accordance with the terms and conditions of the ADM Sub Manufacturing Agreement. MBX will have the right to actively participate in each of these activities, as set forth in more detail below, in order to assist ADM Sub in achieving the foregoing goal.

          4.2.1 SPECIFICATIONS OF THE ADM SUB MANUFACTURING FACILITY. The ADM Sub Manufacturing Facility will be designed to produce, through microbial fermentation, approximately fifty thousand (50,000) tons of PHA Material, having an acceptable level of purity, during each twelve (12) month period, on an ongoing basis through a stable and robust operation, over a period of years. The Parties acknowledge that the actual production of PHA Material from the ADM Sub Manufacturing Facility will vary from year to year based upon multiple factors and variables. The designed capacity, irrespective of the actual production which may be achieved, is hereinafter defined as the "50,000 Ton Annual Design Capacity". ADM Sub will use Commercially Reasonable Efforts to Construct the ADM Sub Manufacturing Facility to enable and support state-of-the-art PHA Material manufacturing operations, consistent with the ADM Sub Construction Master Plan and Budget. ADM Sub shall proceed with the Construction in a manner intended to complete Construction of the ADM Sub Manufacturing Facility within twenty-four
(24) to thirty-six (36) months following the Effective Date.

          4.2.2 ADM SUB CONSTRUCTION MASTER PLAN AND BUDGET. In the event the ADM Sub Construction Master Plan and Budget was not developed pursuant to the Technology Alliance and Option Agreement, ADM Sub, in consultation with any appointed Project Team and the Metabolix Technology Manager, and with the assistance of such Third Party consultants as shall be approved by the Steering Committee, shall develop the ADM Sub Construction Master Plan and Budget and submit same to the Steering Committee for approval. ADM Sub

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will use Commercially Reasonable Efforts to implement the ADM Sub Construction
Master Plan and Budget. The ADM Sub Construction Master Plan and Budget shall be amended, from time to time, in an effort to ensure that it remains sufficiently accurate and complete so that if the activities called for in the ADM Sub Construction Master Plan and Budget were to be executed in accordance with its terms, ADM Sub would have satisfied all of its obligations hereunder with respect to the Construction of the ADM Sub Manufacturing Facility. The ADM Sub Construction Master Plan and Budget shall also be subject to amendment in the event that ADM Sub reasonably expects that the total amount set forth in the budget within the ADM Sub Construction Master Plan and Budget will not be sufficient to fund the activities remaining to be performed under the ADM Sub Construction Master Plan and Budget. Such amendments will include an updated budget with a description and the amount of all additional costs and expenses that ADM Sub desires to have designated as Construction Costs. All amendments to the ADM Sub Construction Master Plan and Budget will be subject to the approval of the Steering Committee, subject to the standards set forth in Section 3.1.3. For avoidance of doubt, no amendment to the ADM Sub Construction Master Plan and Budget will be required due to a variance in the actual cost of a particular item or service as compared to the budgeted cost of such item or service unless such variance (alone or cumulatively with other such variances) causes ADM Sub to reasonably expect that the total amount set forth in the budget within the ADM Sub Construction Master Plan and Budget will not be sufficient to fund the activities remaining to be performed under the ADM Sub Construction Master Plan and Budget.

          4.2.3 MBX TECHNOLOGY MANAGER. Metabolix shall appoint, subject to the approval of the Steering Committee, a representative to serve as its technology manager (the "MBX Technology Manager"). The MBX Technology Manager, and up to three (3) MBX employees having varied areas of technical expertise, shall be given a reasonable opportunity to review, consult and sign off on key engineering designs and documents relating to the Construction of the ADM Sub Manufacturing Facility, in accordance with good engineering and process management principles, including, without limitation, piping and instrumentation diagrams, major plant item design calculations and data sheets, purchase contract technical specifications for major plant items, sterile engineering design and operating philosophy, pre-delivery performance and acceptance testing of major plant items, conceptual functional specifications for control and automation, analytical and quality control procedures, hazard and operability studies, fermentation recipe specifications (including without limitation raw material specifications) and change orders during the course of the contract. Notwithstanding the foregoing, after providing the MBX Technology Manager and any appointed Project Team with the requisite opportunities to review and to provide input on decisions relating the Construction of the ADM Sub Manufacturing Facility, and after giving reasonable consideration to such input, ADM Sub shall have the right and responsibility to make final decisions with respect to all such matters.

          4.2.4 ACCESS TO SITE, BOOKS AND RECORDS. The MBX Technology Manager, and up to three (3) MBX employees, shall have reasonable access, after giving reasonable prior notice, during hours of operation, to: (i) the site on which the ADM Sub Manufacturing Facility is being Constructed, throughout the Construction process, (ii) individuals involved in the Construction process, including without limitation, construction managers, engineers and supervisors, and (iii) all documents relating to the Construction of the ADM Sub Manufacturing

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Facility, including without limitation, the ADM Sub Construction Master Plan and
Budget and the various documents and agreements that relate to the preparation and amendment thereof, including without limitation all surveys, blueprints, engineering studies, piping and instrumentation diagrams, equipment design calculations and drawings, piping layouts, purchase contracts, sterile engineering designs and construction details, equipment test reports, automation and control designs, analytical and quality control procedures, hazard and operability studies, fermentation recipe specifications (including without limitation raw material specifications) and change orders during the course of the contract, in each case, whether prepared by ADM Sub or a Third Party. For purposes of the foregoing sentence, the term "reasonable access" means and includes such access as is necessary or convenient for such individuals to fulfill their obligations hereunder in the manner required hereby without unduly burdening the other individuals involved in the Construction process or unnecessarily delaying the Construction process. All site visits or record reviews undertaken at ADM Sub facilities will be conducted in accordance with policies and procedures in force at such facilities, including without limitation, policies designed to promote safety and policies against sexual harassment and discrimination.

          4.2.5 ADM SUB FINANCIAL RESPONSIBILITY. ADM Sub shall be solely responsible for all costs incurred in connection with the ADM Sub Manufacturing Facility, subject to application as a credit against the Ledger Account (as such term is defined in the Operating Agreement), as and to the extent provided in the Operating Agreement, of those costs and expenses that were designated as Construction Costs by the TAC as part of the ADM Sub Construction Master Plan and Budget as provided in the Technology Alliance and Option Agreement or as are designated as Construction Costs as set forth herein and in Section 4.2.2. In addition to the foregoing approval procedures, ADM Sub shall have the right to seek a re-designation of any categories or items of costs and expenses that it believes should be designated and approved as Construction Costs at anytime during the Term. The Steering Committee shall, on a quarterly basis during the Construction Period, or more frequently as reasonably requested by ADM Sub or MBX, review the ADM Sub Construction Master Plan and Budget to evaluate and approve any material additional or changed information concerning the design or Construction of the ADM Sub Manufacturing Facility, subject to the standards set forth in Section 3.1.3.

     4.3 ACQUISITION, CONSTRUCTION AND ACCESS TO FORMULATION FACILITY. MBX shall have primary responsibility for arranging the acquisition or Construction of the MBX Formulation Facility in a manner reasonably calculated to result in the consistent production of PHA Formulations by MBX for the Joint Sales Company in accordance with terms and conditions of the MBX Formulation Agreement, or to use Commercially Reasonable Efforts to arrange for other access to a formulation facility in a manner reasonably calculated to result in the consistent production of PHA Formulations by a Third Party for the Joint Sales Company in accordance with terms and conditions of an agreement between such Third Party and the Joint Sales Company. ADM Sub will have the right to actively participate in each of these activities, as set forth in more detail below, in order to assist MBX in achieving the foregoing goal. Formulation activities to be conducted at the MBX Formulation Facility or the Third Party formulation facility, as the case may be, will include, without limitation, blending different types of PHA Material together, and with other polymers and/or with other additives, such as nucleants, clarifiers, flow modifiers, plasticizers, flame retardants and heat stabilizers.

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          4.3.1 SPECIFICATIONS OF THE MBX FORMULATION FACILITY. The MBX
Formulation Facility or the Third Party formulation facility, as the case may be, will be sufficient to enable and support state-of-the-art PHA Material formulation operations at a scale reasonably calculated to meet the formulation needs of the Commercial Alliance with respect to the output from the ADM Sub Manufacturing Facility and market demand. MBX shall proceed with the acquisition or Construction of MBX Formulation Facility, or gaining access to a Third Party formulation facility, in sufficient time to meet the formulation needs of the Commercial Alliance with respect to the output from the ADM Sub Manufacturing Facility and market demand.

          4.3.2 MBX FACILITY MASTER PLAN AND BUDGET. MBX, in consultation with any appointed Project Team, and with the assistance of such Third Party consultants as shall be approved by the Steering Committee, shall develop a plan and budget for the acquisition or Construction of the MBX Formulation Facility or gaining access to a Third Party formulation facility (the "MBX Facility Master Plan and Budget") and submit same to the Steering Committee for approval. MBX will use Commercially Reasonable Efforts to implement the MBX Facility Master Plan and Budget. The MBX Facility Master Plan and Budget shall be amended, from time to time, in an effort to ensure that it remains sufficiently accurate and complete so that if the activities called for in the MBX Facility Master Plan and Budget were to be executed in accordance with its terms, MBX would have satisfied all of its obligations hereunder with respect to the acquisition or Construction of MBX Formulation Facility or gaining access to a third Party formulation facility. The MBX Facility Master Plan and Budget shall be subject to amendment in the event that MBX reasonably expects that the total amount set forth in the budget within the MBX Facility Master Plan and Budget will not be sufficient to fund the activities remaining to be performed under the MBX Facility Master Plan and Budget. Such amendments to the MBX Facility Master Plan and Budget will include an updated budget with a description and the amount of all additional costs and expenses that MBX desires to have designated as Construction Costs. Such amendments to the MBX Facility Master Plan and Budget will be subject to the approval of the Steering Committee, subject to the standards set forth in Section 3.1.3. For avoidance of doubt, no amendment to the MBX Facility Master Plan and Budget will be required due to a variance in the actual cost of a particular item or service as compared to the budgeted cost of such item or service unless such variance (alone or cumulatively with other such variances) causes MBX to reasonably expect that the total amount set forth in the budget within the MBX Facility Master Plan and Budget will not be sufficient to fund the activities remaining to be performed under the MBX Facility Master Plan and Budget.

          4.3.3 PROJECT TEAM; FORMULATION ENGINEER. ADM Sub shall appoint, subject to the approval of the Steering Committee, a representative to serve as its formulation engineer (the "ADM Sub Formulation Engineer"). The ADM Sub Formulation Engineer, and up to three (3) employees of ADM Sub, shall be given a reasonable opportunity to review, consult and sign off on key aspects of the MBX Facility Master Plan and Budget. If the MBX Formulation Facility is to be Constructed by MBX, the ADM Sub Formulation Engineer, and up to three (3) employees of ADM Sub or its Affiliates, shall be given reasonably opportunity to review, consult and sign off on key engineering designs and documents relating to the Construction of the MBX Manufacturing Facility, in accordance with good engineering and process management principles, including without limitation, piping and instrumentation diagrams, major plant item

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design calculations and data sheets purchase contract technical specifications for major plant items, sterile engineering design and operating philosophy, pre-delivery performance and acceptance testing of major plant items, conceptual functional specifications for control and automation, analytical and quality control procedures, hazard and operability studies, and change orders during the course of the contract. If the MBX Formulation Facility is to be acquired or in the event MBX is gaining access to a Third Party formulation facility, the ADM Sub Formulation Engineer, and up to three (3) employees of ADM Sub or its Affiliates, shall be given reasonable opportunity to inspect the facilities and review, consult and sign off on key engineering designs and documents relating to the operation of any such facility to produce PHA Formulations. Notwithstanding the foregoing, after providing the ADM Sub Formulation Engineer and any appointed Project Team with the requisite opportunities to review and to provide input on material decisions relating to the MBX Facility Master Plan and Budget, and after giving reasonable consideration to such input, MBX shall have the right and responsibility to make final decisions with respect to all such matters.

          4.3.4 ACCESS TO SITE, BOOKS AND RECORDS. If the MBX Formulation Facility is to be Constructed by MBX, then the ADM Sub Formulation Engineer, and up to three (3) employees of ADM Sub, shall have reasonable access, after giving prior notice, during regular business hours, to (i) the site on which the MBX Formulation Facility is being Constructed, throughout the Construction process,
(ii) individuals involved in the Construction process, including without limitation, construction managers, engineers and supervisors, and (iii) all documents relating to the Construction of the MBX Formulation Facility, including without limitation, the MBX Facility Master Plan and Budget and the various documents and agreements that relate to the preparation and amendment thereof, including without limitation all surveys, blueprints, engineering studies, piping and instrumentation diagrams, equipment design calculations and drawings, piping layouts, purchase contracts, sterile engineering designs and construction details, equipment test reports, automation and control designs, analytical and quality control procedures, hazard and operability studies, and change orders during the course of the contract, in each case, whether prepared by MBX or a Third Party. If the MBX Formulation Facility is not going to be Constructed by MBX, then the ADM Sub Formulation Engineer shall have reasonable access, during regular business hours, to the site of the MBX Formulation Facility and all documents relating to the potential MBX Formulation Facilities or Third Party formulation facilities that MBX has in its control, including without limitation, the MBX Facility Master Plan and Budget and the various documents and agreements that relate to the preparation and amendment thereof, including without limitation a survey of available facilities, detailed documentation of the capabilities of the most highly-rated facilities, cost, schedule of availability and other relevant information and data, whether prepared by MBX or a Third Party. For purposes of the foregoing sentence, the term "reasonable access" means and includes such access as is necessary or convenient for such individuals to fulfill their obligations hereunder in the manner required hereby without unduly burdening the other individuals involved in the execution of the MBX Facility Master Plan and Budget unnecessarily delaying the execution of the MBX Facility Master Plan and Budget. All site visits or record reviews undertaken at MBX facilities will be conducted in accordance with policies and procedures in force at such facilities, including without limitation, policies designed to promote safety and policies against sexual harassment and discrimination.

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          4.3.5 MBX FINANCIAL RESPONSIBILITY. MBX shall be solely responsible for all costs incurred in connection with the MBX Formulation Facility, subject to application as a debit against the Ledger Account (as such term is defined in the Operating Agreement), as and to the extent provided in the Operating Agreement, of those costs and expenses that are designated by the Steering Committee as Construction Costs as set forth herein and in Section 4.3.2. The Steering Committee shall conduct a complete review of the MBX Facility Master Plan and Budget, promptly after the completion of such document, and shall designate and approve those items or categories of costs and expenses provided in such documents as Construction Costs and shall indicate whether and why certain items or categories of costs and expenses do not qualify as Construction Costs, in whole or in part, and whether such costs and expenses could so qualify under other circumstances, for example, if more information were provided as the necessity and reasonableness of the particular costs and expenses or the features or facilities to which such costs and expenses relate. The Steering Committee shall, on a quarterly basis during the Construction Phase, or more frequently as reasonably requested by MBX, review the MBX Facility Master Plan and Budget to evaluate any material additional or changed information concerning the design of the MBX Formulation Facility, subject to the standards set forth in Section 3.1.3. In addition to the foregoing review procedures, MBX shall have the right to seek a re-designation of any categories or items of costs and expenses that it believes should be designated as Construction Costs at anytime during the Term.

          4.3.6 PHA FORMULATION FEE. The Joint Sales Company will pay to MBX a formulation fee equal to * on all sales or other conveyances of PHA Material contained within PHA Formulations, on a one hundred percent (100%) purity basis, that is not formulated for the Joint Sales Company by MBX in the MBX Formulation Facility. The formulation fee shall be due and payable on a monthly basis. The formulation fee for sales or conveyances completed during any month shall be due and payable to MBX on or before the last business day of the succeeding month. Amounts due under this Section 4.3.6 shall be payable by wire transfer of immediately available funds to an MBX bank account in accordance with instructions to be provided to the Joint Sales Company by MBX. Any amounts that are not paid when due hereunder shall accrue interest at the rate of four percent (4%) per annum in excess of the one year London Interbank Offered Rate (LIBOR) then most recently published in THE WALL STREET JOURNAL. The right to demand and receive the interest provided hereunder shall be in addition to any other rights available to MBX hereunder or at law.

     4.4 PILOT ACTIVITIES.

          4.4.1 RESEARCH AND DEVELOPMENT; FUNDED TECHNOLOGY. During the Construction Phase and thereafter during the Term, MBX will continue its research and development efforts, on its own and with Third Parties, provided that MBX shall pursuant to a written agreement with such Third Party own or obtain an option to exclusively license all Technology arising from such activity, aimed at improving the MBX Technology relating to the production of PHA Cell Paste, PHA Material and PHA Formulations, including without limitation, MBX's microbial strains, fermentation processes and recovery technology. The goal of these efforts is for MBX to develop a microbial strain and processes capable of producing PHA Material at a cost of approximately * at a manufacturing scale of * per year and to develop related Technology that

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will expand and enhance the commercial potential of the PHA Material for use in the Field. Beginning with the commencement of the Commercial Phase, MBX and ADM Sub shall each, from time to time, have the option of proposing to the Steering Committee certain studies or other research efforts in the Field. The Joint Sales Company shall have the option to fund such studies or research efforts in accordance with a work plan and budget to be prepared by the Party making such proposal. If the Steering Committee approves, and the Joint Sales Company commits to, and in fact does, fund such a study or research effort, any Technology developed, conceived or reduced to practice in the course of such study or research effort shall be deemed to be funded technology ("Funded Technology") and will automatically be subject to the licenses and rights granted herein as part of the Joint Alliance Technology without further action by either Party. Subject to the standards set forth in Section 3.1.3, the Steering Committee shall determine the party best able to perform the work outlined in an approved proposal, considering all relevant factors, including, for example, the availability of particular human or the resources, access to Technology, materials or know-how, or technical experience. If the Steering Committee determines that ADM Sub and MBX are both equally able to perform such work, then the Steering Committee shall request MBX to perform such work. If the Steering Committee does not approve, or if the Joint Sales Company declines to, or in fact fails to, fund such a study or research effort, and the Party which proposes the study or research performs such study or research, any Technology developed, conceived or reduced to practice in the course of such study or research effort shall be deemed to be unfunded technology ("Unfunded Technology") and shall be solely owned by MBX or ADM Sub, as the case may be, and, anything herein to the contrary notwithstanding, shall not be subject to the rights and licenses granted herein, subject to the Parties subsequently agreeing to a license or similar agreement to the contrary. For the avoidance of doubt, the parties acknowledge that the research and development projects that may be subject to the proposals described above may be performed by Third Parties to be identified in such proposals, and in such cases the Steering Committee shall either accept or reject the proposal on behalf of the Joint Sales Company but shall have no right to require that a different Third Party or any of the Parties shall perform such research and development project.

          4.4.2 PILOT MANUFACTURING. During the Term, the Parties will use reasonable efforts to obtain access to pilot quantities of PHA Material from a combination of one or more contract manufacturers, ADM Sub personnel and facilities and MBX personnel and facilities, for use solely in research and development efforts and to support or facilitate marketing and sales efforts of PHA Material and/or PHA Formulations, but, after the First Commercial Sale, not to supply all, or a segment, of the commercial market for PHA Material as part of an ongoing commercial sales operation (such activity is "Pilot Sourcing"). To the extent the Pilot Sourcing utilizes the personnel and facilities of Third Party contract manufacturers and/or the personnel and facilities of MBX, MBX shall control the selection and operations of such personnel and facilities. To the extent the Pilot Sourcing utilizes the personnel and facilities of ADM Sub, ADM Sub shall control the selection and operations of such personnel and facilities. During the Construction Phase, MBX will investigate available options for Pilot Sourcing and, if MBX identifies a viable option, then MBX will present a proposal to the Steering Committee for the Steering Committee's consideration and approval. The proposal shall include the identity of the manufacturer(s), the personnel and facilities that ADM Sub and MBX would devote to the efforts, the site(s) of the Pilot Sourcing, the anticipated quantity to be produced under the

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proposal, the anticipated delivery schedule for PHA Material under the proposal and the estimated capital and operating cost to ADM Sub and MBX under the proposal (each such proposal is hereinafter a "Pilot Sourcing Proposal"). MBX will use reasonable efforts to implement any Pilot Sourcing Proposal approved by the Steering Committee. ADM Sub and MBX shall share equally the total cost and expenses incurred by them in connection with any approved Pilot Sourcing Proposal, including the cost of ADM Sub personnel and facilities and MBX personnel and facilities all of which will be accounted for on a cost basis, defined in a manner to be agreed upon as part of any such proposal ("Pilot Sourcing Costs"), and any Technology developed in connection with such activities shall be part of the Joint Alliance Technology. After the Construction Phase, MBX will present any Pilot Sourcing Proposal to the Joint Sales Company for the Joint Sales Company's consideration and approval. MBX will use reasonable efforts to implement any Pilot Sourcing Proposal approved by the Steering Committee. The Joint Sales Company shall bear the Pilot Sourcing Costs in connection with any approved Pilot Sourcing Proposal and any Technology developed in connection with such activities shall be part of the Joint Alliance Technology. In the event that the Steering Committee or the Joint Sales Company, as applicable, do not approve a particular Pilot Sourcing Proposal, MBX may proceed to implement the proposal at its own expense and any Technology developed in connection with such activities shall be part of the MBX Alliance Technology. Any PHA Cell Paste or PHA Material obtained in connection with the Pilot Sourcing ("Pilot PHA Material") shall be used solely for internal research and development purposes or shall be provided to Third Parties as set forth in
Section 4.4.3 below.

          4.4.3 DISPOSITION OF PILOT PHA MATERIAL. During the Construction Phase, MBX will market and sell the Pilot PHA Material in the name of and on behalf of the Joint Sales Company and, during the Construction Phase, the proceeds of such sales will be distributed as set forth in this Section 4.4.3 rather than as set forth in the Operating Agreement. Proceeds from the sale of Pilot PHA Material will be distributed to the Parties on a pro rata basis to reimburse them for the Pilot Sourcing Costs with the remainder, if any, to be distributed to the Parties on a pro rata basis to reimburse them for their respective reasonable costs and expenses incurred in connection with marketing and sales activities carried out by them in furtherance of the Commercial Alliance and approved by the Steering Committee. After the Construction Phase, the Joint Sales Company will market and sell the Pilot PHA Material and the proceeds of sales of Pilot PHA Material will be distributed, if at all, in accordance with the terms and conditions set forth in the Operating Agreement.

          4.4.4 IN-LICENSE TECHNOLOGY. Beginning with the Effective Date, MBX and ADM Sub shall each, from time to time, have the option of proposing to the Steering Committee certain in-licensing or acquisition of Technology that may be useful in connection with the activities of the Parties hereunder, or under the other Commercial Alliance Agreements. The Joint Sales Company shall have the option to so in-license or acquire such Technology at its expense, in which case, the Joint Sales Company shall negotiate the terms and conditions of such license or acquisition. If the Steering Committee approves, and the Joint Sales Company commits to, and in fact does, license or acquire such Technology then such Technology shall be deemed part of the Joint Alliance Technology and will automatically be subject to the licenses and rights granted herein without further action by either Party. If the Steering Committee does not approve, or if the Joint Sales Company declines to, or in fact fails to, in-license or acquire

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such Technology, then if either Party supported the proposal then such Party shall have the right to in-license or acquire such Technology at its expense, and shall be deemed a part of the Unfunded Technology and shall be solely owned by MBX or ADM Sub, as the case may be, and, anything herein to the contrary notwithstanding, shall not be subject to the rights and licenses granted herein, subject to the Parties subsequently agreeing to a license or similar agreement to the contrary.

     4.5 CERTAIN FINANCIAL COMMITMENTS DURING THE CONSTRUCTION PHASE. In partial consideration of the rights and licenses granted herein to the Joint Sales Company, the Joint Sales Company shall make the non-refundable payments described herein to MBX during the Construction Phase. The Joint Sales Company shall pay to MBX: (a) two (2) equal payments of one million, five hundred and seventy-five thousand dollars ($1,575,000) each, and (b) up to:
(i) ten (10) equal, payments of one million, five hundred and seventy-five thousand dollars ($1,575,000) during each Calendar Quarter during the Construction Phase. Such twelve (12) payments are each an "Operating Payment" and together the "Operating Payments"). The first two Operating Payments totaling three million one hundred fifty thousand dollars ($3,150,000) shall be due and payable within ten (10) days after the Effective Date and each Operating Payment thereafter shall become due and payable on the first Business Day of each successive Calendar Quarter during the Construction Phase. The Steering Committee shall have the right to increase the amount of the Operating Payments at any time during the Term to support additional work by MBX in support of the Commercial Alliance. If the Construction Phase ends before all twelve (12) Operating Payments become due and payable hereunder, and this Agreement remains in effect, then the Joint Sales Company shall make a final payment to MBX within thirty (30) days of the end of the Construction Phase as determined in accordance with the following formula:

                         X = $250,000 x (12-Y)

For the purposes of the above formula, "X" equals the amount of the final payment in dollars and "Y" equals the number of Operating Payments that became due and payable during the Construction Phase. Amounts due under this Section
4.5 shall be payable by wire transfer of immediately available funds to an MBX bank account in accordance with instructions to be provided to the Joint Sales Company by MBX. Any amounts that are not paid when due hereunder shall accrue interest at the rate of four percent (4%) per annum in excess of the one year London Interbank Offered Rate (LIBOR) then most recently published in THE WALL STREET JOURNAL. The right to demand and receive the interest provided hereunder shall be in addition to any other rights available to MBX hereunder or at law. For avoidance of doubt, the failure by ADM Sub to provide funds to the Joint Sales Company to make the Operating Payments as and when provided for herein shall be deemed a breach of this Agreement by ADM Sub.

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                                    ARTICLE 5
                JOINT SALES COMPANY; MARKETING AND SALES ACTIVITY

     5.1 FORMATION AND PURPOSE OF JOINT SALES COMPANY.

          5.1.1 GENERAL PURPOSES. As is referenced above, the Joint Sales Company is a limited liability company, formed and owned by the Parties, and intended to: (i) serve as the commercial entity to establish and develop the commercial market for the PHA Material and PHA Formulations, and to conduct the marketing and sales of PHA Material and PHA Formulations in furtherance of the goals of the Commercial Alliance, (ii) assist in the coordination and integration of the manufacturing, formulation and marketing activities in such a manner as to establish and maintain an efficient and profitable commercial operation and (iii) administer and account for certain financial matters relating to the investments of the Parties in the Commercial Alliance and the allocation and distribution of losses and profits therefrom to the Parties, as more fully set forth in the Operating Agreement.

     5.2 MARKETING AND SALES ROLE. During the Construction Phase, MBX will use Commercially Reasonable Efforts to establish the market for the PHA Material and PHA Formulations in the name of the Joint Sales Company. ADM Sub shall have the right to appoint a representative to participate in such efforts. During the Commercial Phase, the Joint Sales Company will develop, expand and supply the global market for PHA Material and PHA Formulations.

          5.2.1 STRATEGIC ALLIANCE PARTNERS. During the Construction Phase, MBX will have primary responsibility for determining whether it is advisable to seek a Strategic Alliance Partner to support and participate in the activities described in this Article 5 and for identifying, contacting and negotiating, on behalf of the Joint Sales Company, with potential Strategic Alliance Partners. Notwithstanding the foregoing, MBX shall obtain the approval of the Steering Committee and the Joint Sales Company before entering into any contractual arrangement with a Third Party to assume responsibility for an active and ongoing role in executing a strategic plan to establish the market for the PHA Material or PHA Formulations.

          5.2.2 FINANCIAL MATTERS RELATING TO MARKETING AND SALES. Subject to reimbursement of certain costs and expenses to the extent available under
Section 4.4.2, ADM Sub and MBX shall each be solely responsible for its own costs and expenses incurred in connection with performing marketing and sales activities undertaken during the Construction Phase.

     5.3 FUNDING OF JOINT SALES COMPANY.

          5.3.1 CAPITAL CONTRIBUTIONS. ADM Sub and MBX shall each make an investment of capital in the Joint Sales Company in the amount of * as set forth herein. ADM Sub shall remit such amount in cash to the Joint Sales Company within ten (10) days after the Effective Date. MBX shall be credited with a capital investment of * in exchange for foregoing receipt of the payment of the License Fee by the Joint Sales Company to MBX. As is more fully set forth in

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the Operating Agreement, future investments of capital by ADM Sub credited to the Ledger Account pursuant to the Operating Agreement shall not cause ADM Sub to acquire additional Units in the Joint Sales Company or to otherwise effect the Parties' equal ownership of the Joint Sales Company.

          5.3.2 LOAN FACILITY. ADM Sub shall, as more fully set forth in the Loan and Security Agreement, make available a loan facility to the Joint Sales Company to fund certain cash requirements of the Joint Sales Company.

                                    ARTICLE 6
                      COMMERCIAL PHASE; ANCILLARY SERVICES

     6.1 OVERVIEW AND GOAL OF THE COMMERCIAL PHASE. The primary goal of the Commercial Phase is to leverage the Parties' assets, including without limitation, assets developed during the Construction Phase, such as the ADM Sub Manufacturing Facility, the MBX Formulation Facility, the market developed through the efforts of the Parties, including the sale of the Pilot PHA Material, and the business relationships established by and on behalf of the Joint Sales Company, in order to manufacture at the 50,000 Ton Annual Design Capacity and sell the resulting PHA Material and PHA Formulations during the Commercial Phase as a profitable, ongoing business venture. In order to achieve this goal, the Parties will pursue the following primary objectives: (i) ADM Sub will, as and to the extent required in the ADM Sub Manufacturing Agreement, dedicate the ADM Sub Manufacturing Facility and its personnel to manufacturing PHA Material for sale to the Joint Sales Company, (ii) MBX will, as and to the extent required in the MBX Formulation Agreement, arrange for formulating PHA Material, whether in a dedicated facility or not, (iii) the Parties will, as and to the extent set forth herein and in the other Commercial Alliance Agreements, participate in and support, financially and otherwise, the efforts of the Joint Sales Company to develop, expand and supply the global market for PHA Material and PHA Formulations.

     6.2 ADM SUB MANUFACTURING. Throughout the Commercial Phase, ADM Sub shall provide PHA Material to the Joint Sales Company in accordance with the terms and conditions set forth in the ADM Sub Manufacturing Agreement. The ADM Sub manufacturing services will be overseen by a manager appointed for this purpose by ADM Sub with the approval of the Steering Committee (the "ADM Sub Manufacturing Manager"). The performance parameters, including without limitation, the product specifications, and procedures for forecasting, ordering, delivery and payment for such PHA Materials are all as provided in the ADM Sub Manufacturing Agreement. Distribution of amounts received by the Joint Sales Company upon sale of the PHA Material and PHA Formulations shall be as provided in the Operating Agreement.

     6.3 MBX FORMULATION. Throughout the Commercial Phase, MBX shall provide formulation services with respect to the PHA Formulations for the Joint Sales Company in accordance with the terms and conditions set forth in the MBX Formulation Agreement. The performance parameters and procedures by which the Joint Sales Company will access those services are all as provided in the MBX Formulation Agreement. The distribution of amounts

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received by the Joint Sales Company upon sale of the PHA Materials and PHA
Formulations shall be as provided in the Operating Agreement.

     6.4 JOINT SALES COMPANY. Unless expressly stated otherwise in this Agreement or the other Commercial Alliance Agreements, or unless the Parties agree otherwise in writing, once the Commercial Phase commences, all PHA Material and PHA Formulations, excepting Pilot PHA Material, to be sold, or otherwise disposed of, by or for the benefit of the Commercial Alliance, shall be purchased solely from ADM Sub by the Joint Sales Company, and, if formulation services for PHA Formulations are required, they shall be purchased solely from MBX by the Joint Sales Company.

          6.4.1 ANCILLARY SERVICES. The Parties hereby acknowledge that MBX will provide certain ancillary services to the Joint Sales Company as set forth in the MBX Services Agreement. The Parties further acknowledge that ADM Sub will provide certain ancillary services to the Joint Sales Company as set forth in the ADM Sub Services Agreement.

                                    ARTICLE 7
           INTELLECTUAL PROPERTY; LICENSES; TECHNOLOGY TRANSFER; ROFN

     7.1 OWNERSHIP.

          7.1.1 SOLE OWNERSHIP. Subject to the rights and licenses granted herein and in the other Commercial Alliance Agreements, ADM Sub shall own all right, title and interest in and to any: (i) ADM Sub Background Technology, (ii) ADM Sub Alliance Technology and (iii) ADM Sub Proprietary Materials. Subject to the rights and licenses granted herein and in the other Commercial Alliance Agreements, MBX shall own all right, title and interest in and to any: (x) MBX Background Technology, (y) MBX Alliance Technology and (z) MBX Proprietary Materials.

          7.1.2 JOINT OWNERSHIP. Subject to Section 7.1.1, and subject to the rights and licenses granted herein and in the other Commercial Alliance Agreements, MBX and ADM Sub shall jointly own all Joint Alliance Technology. ADM Sub hereby grants to MBX a perpetual, royalty-free, fully-sublicenseable license to ADM Sub's rights in Joint Alliance Technology for the research, development, manufacture, use, sale and importation of PHA-Related Material produced via Plants. MBX hereby grants to ADM Sub a perpetual, royalty-free, exclusive, fully-sublicenseable license to MBX's rights in Joint Alliance Technology for use in all fields that are part of ADM's and its Affiliates' commercial activities at any time during the Term of the Commercial Alliance, but excluding: (i) uses that are within the Field, (ii) uses that are within the term "Field of Use" as that term is defined in the License Agreement by and between MBX and Tepha, Inc. dated October 1, 1999, as amended on December 17, 2002 and (iii) any and all uses of PHA-Related Material produced via Plants. Subject to the rights and licenses granted herein and in the other Commercial Alliance Agreements, MBX and ADM Sub hereby agree that they shall each have the right to assign, sell, license or otherwise convey their rights in the Joint Alliance Technology without notice to or consent of the other Party and without any obligation to share the proceeds of such activity with the other Party, or otherwise to account to the other

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Party in connection with such activities. In all other respects, the rights of the Parties as joint owners shall be determined by the laws of the United States of America and the State of Delaware. Trademarks that are developed by or on behalf of the Joint Sales Company for use in connection with the marketing and sale of PHA Material or PHA Formulations during the Term shall be included within the Joint Alliance Technology and the Parties agree and covenant not to use any such trademarks, or other trademarks licensed hereunder, in a manner that would cause a diminution in value of such trademarks, including without limitation, by using such trademarks in connection with other goods, by using such trademarks in a misleading or confusing manner or by using any trademarks that are confusingly similar to any such trademark.

          7.1.3 DISCLOSURE; ASSIGNMENTS. MBX shall promptly disclose in writing to ADM Sub the making, conception or reduction to practice of any Alliance Technology. ADM Sub shall promptly disclose in writing to MBX the making, conception or reduction to practice of any Alliance Technology. Each Party hereby assigns all of its right, title and interest in and to any Alliance Technology to the other Party to the extent necessary to conform to the allocation of ownership rights set forth in this Section 7.1. The Parties agree to take such actions, including without limitation, executing and delivering such documents, as the other Party may reasonably request in order to give effect to and to evidence the foregoing assignments of rights.

     7.2. LICENSE GRANTS BY MBX.

          7.2.1 GRANT BY MBX TO ADM SUB. Subject to the terms and conditions set forth herein, MBX hereby grants to ADM Sub a royalty-free, exclusive license, without the right to sublicense, under MBX's right, title and interest in and to the MBX Technology, the MBX Patent Rights and the Joint Alliance Technology, solely to manufacture PHA Material and PHA Formulations in North America during the Construction Phase in the quantities and form requested in writing by MBX, or the Joint Sales Company, and agreed to by ADM Sub, and solely for sale by ADM Sub to MBX and/or the Joint Sales Company for use within the Field, such exclusivity to be subject to MBX's right to conduct the Permitted Activities as set forth in Section 8.4. MBX shall not itself, or grant any license to any third party to, manufacture, have made, offer for sale, sell, have sold or import PHA Cell Paste, PHA Material or PHA Formulations, subject to MBX's right to conduct the Permitted Activities as set forth in Section 8.4.

          7.2.2 GRANT BY MBX TO THE JOINT SALES COMPANY; GRANT OF SUBLICENSE. Subject to the terms and conditions set forth herein, including without limitation Section 9.8, MBX hereby grants to the Joint Sales Company the following licenses, with Limited Sublicense Right: (i) upon completion of the Construction Phase, a royalty-bearing, exclusive license during the Term, under MBX's right, title and interest in and to the MBX Technology, the MBX Patent Rights and the Joint Alliance Technology, solely to make and have made PHA Material and PHA Formulations in North America, such exclusivity to be subject to MBX's right to conduct the Permitted Activities as set forth in Section 8.4, and (ii) upon the Effective Date, a royalty-bearing, exclusive license under MBX's right, title and interest in and to the MBX Technology, the MBX Patent Rights and the Joint Alliance Technology to offer for sale, sell, have sold and import PHA Material and PHA Formulations for use in the Field worldwide. The foregoing licenses shall, in all instances, be limited such that the Joint Sales Company shall only be

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permitted to make and have made that amount of PHA Material (including, without limitation, PHA Material that is contained within PHA Formulations) that is produced by the ADM Sub Manufacturing Facility, having a 50,000 Ton Annual Design Capacity, during any period of twelve (12) consecutive months during the Term. MBX shall not itself, or grant any license to any third party to, manufacture, have made, offer for sale, sell, have sold or import PHA Cell Paste, PHA Material or PHA Formulations, subject to MBX's right to conduct the Permitted Activities as set forth in Section 8.4. The Joint Sales Company hereby grants an exclusive, royalty free sublicense of its right to make and have made PHA Material to ADM Sub; provided, however, that such sublicense shall be limited solely to permit ADM Sub to make such PHA Material for sale to the Joint Sales Company under the ADM Sub Manufacturing Agreement and solely for delivery directly to, or as directed by, the Joint Sales Company. MBX hereby grants its consent to the foregoing grant of such limited sublicense by the Joint Sales Company to ADM Sub. Notwithstanding anything to the contrary herein, ADM, ADM Sub and the Joint Sales Company shall not transfer or convey any cell line constituting part of the MBX Proprietary Materials to any Third Party.

          7.2.3 PAYMENT OF ROYALTIES. In consideration of the grant of the license by MBX under Section 7.2.2, the Joint Sales Company shall pay to MBX an upfront license fee (the "License Fee") equal to *. Notwithstanding the foregoing, MBX and the Joint Sales Company hereby agree that MBX shall forego receipt of the payment of the License Fee, and the Joint Sales Company shall retain the License Fee and shall treat such amount as a capital contribution by MBX to the Joint Sales Company as further set forth in Section 5.3.1. During the Royalty Term, the Joint Sales Company will pay to MBX a royalty equal to: (i) * on all sales or other conveyances of PHA Patented Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis; and (ii) * on all sales or other conveyances of PHA Know-How Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis. During the Supplemental Royalty Term, the Joint Sales Company will pay to MBX a royalty equal to * on all sales or other conveyances of PHA Supplemental Know-How Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis. In the event more than one royalty applies to the manufacture, use, sale or importation of a particular product, then the highest royalty shall be the only applicable royalty hereunder. The royalties on sales or conveyances completed during any month shall be due and payable to MBX on or before the last business day of the succeeding month. Amounts due under this Section 7.2.3 shall be payable by wire transfer of immediately available funds to an MBX bank account in accordance with instructions to be provided to the Joint Sales Company by MBX. Any amounts that are not paid when due hereunder shall accrue interest at the rate of four percent (4%) per annum in excess of the one year London Interbank Offered Rate (LIBOR) then most recently published in THE WALL STREET JOURNAL. The right to demand and receive the interest provided hereunder shall be in addition to any other rights available to MBX hereunder or at law.

*  CONFIDENTIAL TREATMENT REQUESTED

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     7.3 LICENSE GRANTS BY ADM SUB.

          7.3.1 GRANT BY ADM SUB TO MBX. Subject to the terms and conditions set forth herein, ADM Sub hereby grants to MBX a *, non-exclusive license, without the right to sublicense (except in connection with the Pilot Activities), under ADM Sub's right, title and interest in and to the ADM Technology and the ADM Sub Patent Rights, solely to use, offer for sale, sell, have sold and import PHA Material and PHA Formulations during the Construction Phase in the quantities and form requested in writing by MBX, or the Joint Sales Company, and agreed to by ADM Sub, in connection with the Commercial Alliance as expressly permitted under this Agreement, including without limitation, in connection with the Pilot Activities.

          7.3.2 GRANT BY ADM SUB TO THE JOINT SALES COMPANY. Subject to the terms and conditions set forth herein, ADM Sub hereby grants to the Joint Sales Company a *, exclusive, fully-sublicenseable license during the Term, under ADM Sub's right, title and interest in and to the ADM Technology, the ADM Sub Patent Rights and the Joint Alliance Technology, solely to make and have made PHA Material and PHA Formulations in North America and to offer for sale, sell, have sold and import PHA Material and PHA Formulations worldwide. The foregoing license shall be limited such that the Joint Sales Company shall only be permitted to make and have made that amount of PHA Material (including, without limitation, PHA Material that is contained within PHA Formulations) that is * during the Term.

     7.4. RIGHT OF FIRST NEGOTIATION. MBX hereby grants to the Joint Sales Company, a right of first negotiation as set forth in this Section 7.4 (the "ROFN"). If MBX comes to Control Technology or Patent Rights pertaining * (the "ROFN Rights"), and MBX decides to offer a Third Party a license or similar rights under the ROFN Rights at anytime during the Term and prior to the expiration of the JV Option (including the expiration of the possibility that the JV Option could reset under Section 9.8.5), then MBX shall first offer to the Joint Sales Company the right to negotiate towards a license under which such ROFN Rights would be licensed by MBX to the Joint Sales Company and, if ADM Sub accepts such offer on behalf of the Joint Sales Company, then ADM Sub, on behalf of the Joint Sales Company, and MBX shall negotiate in good faith towards such a license on such terms as each, in its sole discretion, shall determine to be acceptable. In the event that MBX and the Joint Sales Company have not executed a written agreement including the terms of a license agreed upon by ADM Sub and MBX within one hundred twenty
(120) days after the initial offer from MBX to the Joint Sales Company, then MBX shall be free to offer a license or similar rights under the ROFN Rights to a Third Party; provided, however, (i) any such license or similar rights offered to a Third Party shall not include economic terms that are more favorable to such Third Party than the economic terms MBX last proposed to the Joint Sales Company; and (ii) MBX shall remain subject to, and by granting any such license or similar rights to any Third Party shall not breach, the restrictions and obligations set forth in this Agreement (including without limitation Section 8.4, to the extent then-applicable) and the other Commercial Alliance Agreements.

*  CONFIDENTIAL TREATMENT REQUESTED

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     7.5 NO IMPLIED RIGHTS. The Parties hereby agree and acknowledge that no rights or licenses under their respective intellectual property rights are granted hereunder, by implication, estoppel or otherwise, by any of them.

     7.6 TECHNOLOGY TRANSFER; LIMITED ACCESS. MBX and ADM Sub hereby acknowledge the technology transfer conducted pursuant to the Technology Alliance and Option Agreement. MBX hereby agrees to use Commercially Reasonable Efforts to conduct an additional transfer of MBX Technology, which technology transfer will be periodically updated during the Construction Phase to include improvements to the MBX Technology, including without limitation, process improvements developed as described under Section 4.4.1, as and to the extent reasonably necessary to enable ADM Sub to perform its obligations under the ADM Sub Manufacturing Agreement (the "Technology Transfer"). MBX and ADM Sub shall each devote such personnel and other resources as are reasonably required to complete the Technology Transfer in an efficient manner. ADM Sub acknowledges that some of the MBX Technology that will be transferred to ADM Sub is in the form of trade secrets. In an effort to ensure the maximum continued protection of MBX's rights in such trade secrets, and in keeping with the confidentiality obligations herein, ADM Sub covenants that it will provide access to the MBX Technology only to employees of ADM and ADM Sub who have a need to have access to such MBX Technology in order to complete the Technology Transfer and perform ADM Sub's obligations under the ADM Sub Manufacturing Agreement.

     7.7 ACKNOWLEDGEMENT REGARDING MIT LICENSE. The Parties hereby acknowledge that certain of the MBX Patent Rights and MBX Technology are Controlled by MBX pursuant and subject to the MIT License. All licenses granted herein to such MBX Patent Rights and MBX Technology are subject to certain rights retained by MIT in the MIT License and the Parties agree that the obligations to MIT set forth in Articles 2, 5, 7, 8, 9, 10, 12, 13 and 15 (copies of said articles are attached hereto as EXHIBIT G) are binding upon the Joint Sales Company and ADM Sub as if they were parties to the MIT License.

                                    ARTICLE 8
           DUE DILIGENCE; REPRESENTATIONS AND WARRANTIES; EXCLUSIVITY

     8.1 CONDUCT OF COMMERCIAL ALLIANCE. The Parties shall use Commercially Reasonable Efforts to perform their respective obligations under the Commercial Alliance, in accordance with the provisions herein and the provisions set forth in the other Commercial Alliance Agreements.

          8.1.1 CERTAIN MUTUAL REPRESENTATIONS. Each Party hereby represents and warrants to the other Parties as follows: (i) it shall use Commercially Reasonable Efforts to perform its obligations in connection with the Commercial Alliance in accordance with high scientific and engineering principles and procedures, and in compliance in all material respects with all requirements of applicable laws, rules, and regulations, (ii) it shall use Commercially Reasonable Efforts to achieve the objectives of the Commercial Alliance efficiently and expeditiously and (iii) it shall proceed diligently with the Commercial Alliance, using

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Commercially Reasonable Efforts, including by allocating time, effort, equipment, and skilled personnel to complete the Commercial Alliance successfully and promptly.

     8.2 REPRESENTATIONS AND WARRANTIES.

               8.2.1 MBX REPRESENTATIONS. Except as otherwise disclosed on
Schedule 8.2.1 attached hereto and incorporated herein by reference, MBX represents and warrants, as of the Effective Date, that: *

*  CONFIDENTIAL TREATMENT REQUESTED

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* MBX DOES NOT MAKE ANY OTHER REPRESENTATION OR

*  CONFIDENTIAL TREATMENT REQUESTED

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WARRANTY WHATSOEVER CONCERNING THE MBX PATENT RIGHTS, THE MBX TECHNOLOGY OR ITS
RIGHTS THEREIN. MBX HEREBY SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

               8.2.2 ADM SUB REPRESENTATIONS. Except as otherwise disclosed on
Schedule 8.2.2 attached hereto and incorporated herein by reference, ADM Sub represents and warrants, as of the Effective Date, that: *

*  CONFIDENTIAL TREATMENT REQUESTED

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* ADM SUB DOES NOT MAKE ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER
CONCERNING THE ADM SUB PATENT RIGHTS, THE ADM SUB TECHNOLOGY OR ITS RIGHTS THEREIN. ADM SUB HEREBY SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     8.3 RECORDS. ADM Sub and MBX shall maintain records with respect to the Commercial Alliance in sufficient detail and in a good scientific manner appropriate to support patent filings, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Commercial Alliance. All such records shall be retained for at least five (5) years after the termination of this Agreement, or for such longer period as may be required by applicable law. Each of MBX and ADM Sub shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records that are maintained in accordance with this
Section 8.3.

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     8.4 EXCLUSIVITY. Except as otherwise provided herein, during the
Exclusive Period, *.

     8.5 PROHIBITION ON SOLICITATION. No Party nor any of its Affiliates shall, during the period commencing on the Effective Date and continuing until the expiration or termination of this Agreement and * thereafter, specifically solicit any person who is employed by the other Party or its Affiliates and who was involved in the Commercial Alliance during the Term of this Agreement, whether such person is solicited to be hired as an employee or consultant, unless authorized in writing by the other Party. The Parties acknowledge that generally listing a position for hire in a newspaper, trade journal or similar publication shall not constitute a specific solicitation in violation of the terms of this provision. The Parties further acknowledge for the avoidance of doubt that this Section only applies to those persons that remain employees of a Party and not to former employees of a Party.

                                    ARTICLE 9
                               GRANT OF JV OPTION

     9.1 GRANT OF JV OPTION. MBX hereby grants to ADM Sub the right and option to enter into a commercial joint venture for the further manufacture and sale of the PHA Material on the terms and conditions set forth in this Article 9 (the "JV Option").

          9.1.1 JV OPTION MECHANICS. If, at any time during the Term, either ADM Sub or MBX reasonably determines that within two (2) years, the Joint Sales Company would likely be able to sell, on a consistent and on-going basis, more than fifty thousand (50,000) tons of PHA

*  CONFIDENTIAL TREATMENT REQUESTED

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Material (including, without limitation, PHA Material that is contained within
PHA Formulations) per twelve (12) month period, then either ADM Sub or MBX may prepare and deliver a written proposal (the "Expansion Proposal") to the other such Party to form a separate entity joint venture or to expand the scope of the Joint Sales Company (in either case, the "Joint Venture Entity") with a goal and purpose of expanding the manufacturing capacity and PHA Material sales to in excess of seventy thousand (70,000) tons per year (the "Joint Venture"). The Expansion Proposal shall merely be a proposal to expand manufacturing capacity and PHA Material sales through the Joint Venture Entity as set forth herein; the specific manner and method of accomplishing any such expansion shall be left to the Joint Venture Entity in the event ADM Sub exercises the JV Option. Upon receipt of an Expansion Proposal, ADM Sub shall have a period of one hundred twenty (120) days during which it shall decide whether or not, in its sole discretion, to exercise the JV Option. During such period, ADM Sub and MBX shall, in good faith, share information relating to the market for PHA Material and other matters relevant to the exercise of the JV Option. If ADM Sub decides to exercise the JV Option, then ADM Sub and MBX shall promptly proceed to prepare, execute and deliver documents, and take such other actions as are reasonably necessary, to form a Joint Venture Entity and commence the Joint Venture on the terms and conditions set forth in this Article 9. If ADM Sub does not exercise the JV Option within such period, then the JV Option shall expire (subject to the revival of the JV Option pursuant to Section 9.8) and the other consequences set forth in Section 9.8 shall be given full force and effect. For avoidance of doubt, at any time during the Term, the Parties shall be permitted to negotiate temporary or permanent increases to the annual capacity limit in the licenses granted in Sections 7.2 and 7.3 above, which increases shall be given effect, if at all, in one or more written amendments to this Agreement.

     9.2 FORMATION OF JV ENTITY. If ADM Sub exercises the JV Option in accordance with Section 9.1.1 and the Parties determine to form a new separate entity, ADM Sub and MBX shall form a new entity under the laws of the State of Delaware, to serve as the Joint Venture Entity and to own and operate the Joint Venture.

          9.2.1 JV ASSETS. All assets that are owned by ADM Sub and MBX, that are solely dedicated to the activities of the Commercial Alliance as of the date the JV Option is exercised, and that may reasonably be divested from ADM Sub or MBX, as applicable, without undue liability, including without limitation, tax liability, shall promptly be transferred to the JV Entity as requested by the JV Entity, along with any other assets as MBX and ADM Sub agree shall be transferred to the JV Entity, on terms and conditions to be agreed upon by ADM Sub, MBX and the JV Entity.

          9.2.2 OTHER ASSETS. Ownership of those assets of ADM Sub and MBX that have been dedicated in part to the activities of the Commercial Alliance, including without limitation, the ADM Sub Manufacturing Facility and the MBX Formulation Facility, shall be retained by ADM Sub or MBX, as applicable, provided however, that such assets shall be dedicated to the Joint Venture, as and to the extent the Joint Venture Entity shall desire, on terms consistent with those established during the Commercial Phase, including without limitation the price payable to ADM Sub or MBX for such manufacturing or formulation services. The Joint Venture Entity shall purchase PHA Material from ADM Sub, in an amount to be determined by ADM Sub and the Joint Venture Entity; provided, however, that the Joint Venture Entity shall not purchase any

*  CONFIDENTIAL TREATMENT REQUESTED

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PHA Material from any other source (with the exception of pilot-scale production quantities) without the prior consent of ADM Sub during any period unless and until the Joint Venture Entity has purchased all of ADM Sub's output of the PHA Material from the ADM Sub Manufacturing Facility (and including any amounts then in inventory at the ADM Sub Manufacturing Facility). In addition, the Joint Venture Entity shall determine whether additional supplies of PHA Material in addition to that produced by the ADM Sub Manufacturing Facility shall be acquired from ADM Sub or from a Third Party; provided, however, that ADM Sub shall have the right and option to expand the manufacturing capacity at the ADM Sub Manufacturing Facility to a design capacity of up to *, and the Joint Venture Entity will purchase such supply from ADM Sub, if the projected profitability of the Joint Venture Entity would be the same or greater than if it acquired such additional supply from another source. If the Joint Venture Entity is to obtain such additional supply from ADM Sub, then *.

     9.3 EXPANSION; FUTURE INVESTMENTS. Except as otherwise expressly provided in this Agreement, the manner of expansion of manufacturing capacity and PHA Material sales shall be determined by the Joint Venture Entity. Subject to the provisions in Section 9.2.1 and 9.2.2, future investments in the Joint Venture activities, including without limitation, the acquisition of additional equipment, facilities and personnel, shall be made by the Joint Venture Entity and not ADM, ADM Sub or MBX on an individual basis, so that the Joint Venture Entity shall become an independently-financeable entity that the owners may sell, sell equity in to Third Parties or otherwise exploit in whatever reasonable fashion they may determine. In the event the Joint Venture Entity is unable to obtain necessary independent financing, then ADM Sub and MBX shall equally finance the Joint Venture Entity subject to certain limits, terms and conditions to be determined upon the formation of the Joint Venture Entity. In the event ADM Sub, on the one hand, or MBX, on the other hand, is financially incapable of committing to provide an equal share of the financing, then none of them shall have an obligation to provide such financing, such failure to finance shall not constitute a breach of any obligation or otherwise alter the respective rights of the Parties and the Parties shall diligently pursue alternative financing or other means to accomplish the goal of the Joint Venture as set forth in Section 9.1.1.

     9.4 CONTRACTS; LICENSES. The operations and assets of the Joint Sales Company will be dedicated or transferred to the Joint Venture Entity in accordance with the foregoing requirements of this Article 9, and ADM Sub and MBX hereby consent to the same. In keeping with the foregoing, the Joint Sales Company shall assign such of the Commercial Alliance Agreements to the Joint Venture Entity as are reasonably necessary or useful for the Joint Venture Entity to conduct the Joint Venture. ADM Sub and MBX shall take, or cause the Joint Sales Company to take, such actions as are required to comply with and give effect to this Article 9. ADM Sub and MBX shall also grant such licenses, and provide such services, on commercially reasonable terms in light of the licenses and services that ADM Sub and MBX provided to the Joint Sales Company, as are reasonably necessary to enable the Joint Venture Entity to conduct the business of the Joint Venture on the terms set forth herein. Without limiting the foregoing, ADM Sub and MBX shall grant to the Joint Venture Entity exclusive

*  CONFIDENTIAL TREATMENT REQUESTED

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licenses of similar scope as the licenses each granted herein to the Joint Sales
Company but without the limitation on production volume.

     9.5 OWNERSHIP; RETURN ON INVESTMENT. ADM Sub and MBX shall each own fifty percent (50%) of the total equity of the Joint Venture Entity. In keeping with the foregoing, capital contributions, profit distributions and control of management and operations of the Joint Venture Entity shall be shared equally by ADM Sub and MBX; provided, however, the Ledger Account shall continue in the manner set forth in the Operating Agreement, and all profit distributions by the Joint Venture Entity shall be made to ADM Sub until such time as the Ledger Account is reduced to zero. The agreements or other documents governing the distributions of profit from the Joint Venture Entity will provide for periodic preferential distributions in order to maintain equal investments by both ADM Sub and MBX.

     9.6 MANAGEMENT. ADM Sub and MBX intend for the Joint Venture Entity to be managed by a steering committee or board of directors, on which they have equal representation, in a manner that is similar to that provided herein for management of the Commercial Alliance by the Steering Committee. The overriding principle for such management will be equal representation and cooperative decision-making in the best interest of the long term profitability of the Joint Venture Entity, and not on the basis of ADM Sub's or MBX's separate commercial goals and interests.

     9.7 TRANSFER OF INTEREST. If either MBX or ADM Sub desires to transfer its ownership interest in the Joint Venture Entity to a Third Party (the Party desiring to so transfer shall be the "Offeror Party" and the other such Party shall be the "Offeree Party"), then the Offeror Party shall first offer to the Offeree Party the opportunity to negotiate towards a purchase of such ownership interest and, if the Offeree Party accepts such offer, then the Offeror Party and the Offeree Party shall negotiate in good faith towards a purchase of such ownership interest on such terms as each, in its sole discretion, shall determine to be acceptable. In the event that the Offeror Party and the Offeree Party have not completed a purchase and sale transaction for such ownership interest within sixty (60) days after the initial offer, then the Offeror Party shall be free to transfer its ownership interest in the Joint Venture Entity to a Third Party without restriction or obligation hereunder; provided, however, any such transfer shall be on terms and conditions no less favorable than the terms and conditions the Offeror Party last proposed to the Offeree Party. Both ADM Sub and MBX shall have the right to transfer their respective ownership interest in the Joint Venture Entity to a Third Party who acquires all or substantially all of the assets or equity interest of ADM Sub or MBX without having to comply with the foregoing right of first negotiation; provided, however, that such Party's successor in interest shall be bound by such right of first negotiation.

     9.8 ADM SUB DECLINES JV OPTION. If ADM Sub does not exercise the JV Option as set forth herein, MBX shall have a period of twenty four (24) months following the expiration of the JV Option during which it shall be free to commence the establishment of manufacturing capacity for PHA Material outside of the Commercial Alliance that is comparable to or greater than the manufacturing capacity of the ADM Sub Manufacturing Facility, including without limitation, commencing construction of its own manufacturing facility for PHA Material or by entering into a legally binding agreement with a Third Party to jointly manufacture PHA

*  CONFIDENTIAL TREATMENT REQUESTED

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Material with such Third Party; provided however, that MBX shall not be permitted to commence the manufacture or sale of PHA Material outside of the Commercial Alliance unless and until the Ledger Account has been repaid so that the balance thereof is less than * as further described in Section 9.8.2.

          9.8.1 SUSPENSION OF EXCLUSIVITY. If ADM Sub does not exercise the JV Option and if MBX is able to commence the establishment of manufacturing capacity for PHA Material outside of the Commercial Alliance within a twenty-four (24) month period as set forth in Section 9.8 above, then, upon that date, this Agreement shall be automatically amended such that Section 8.4 shall be deleted in its entirety. However, if MBX fails to commence the establishment of manufacturing capacity for PHA Material outside of the Commercial Alliance within a twenty-four (24) month period as set forth in Section 9.8 above, then, upon the expiration of that period, the JV Option shall reset, the suspension of
Section 8.4 shall terminate and Section 8.4 shall again be binding on the Parties in accordance with its terms, and this Agreement shall continue as if the Expansion Proposal had never been made.

          9.8.2 PAY-DOWN OF LEDGER ACCOUNT. During the Term, MBX shall not be permitted, directly or through its Affiliates, agents or any Third Party, to manufacture or have made any PHA Material and PHA Formulations, other than in connection with Pilot Activities or through the Joint Sales Company as part of the Commercial Alliance, unless and until the restrictions provided in
Section 8.4 have been suspended or terminated in accordance with Section
9.8.1 and the Ledger Account has been repaid (including without limitation, directly by MBX to ADM Sub in one or more payments) so that the balance thereof is less than * when calculated in the manner provided for in the Operating Agreement. In the event that the restrictions provided in Section
8.4 have been so suspended or terminated and the Ledger Account has been repaid so that the balance is less than * as described in this Section 9.8.2, this Agreement shall, as of such date, be automatically amended such that the licenses granted under Section 7.2.1, 7.2.2 and 7.3.2 convert from exclusive licenses to non-exclusive licenses.

          9.8.3 WIND-DOWN OF JOINT SALES COMPANY. Promptly after the Ledger Account is paid down and the licenses are converted to non-exclusive licenses as set forth in Section 9.8.2 above, the Parties will discuss in good faith alternative arrangements for developing and serving the global marketplace for PHA Material and PHA Formulations, including sustaining the operation of the Joint Sales Company. At anytime following the conversion of the licenses, the Parties may mutually agree to trigger, or any one of them may by ninety (90) days prior written notice to the other Parties may trigger, the dissolution and winding down of the Joint Sales Company and the liquidation of its assets, in accordance with the Operating Agreement. Upon such winding-down of the Joint Sales Company, MBX shall grant a license to ADM Sub as described in Section
9.8.4. For avoidance of doubt, once the conversion of the licenses from exclusive to non-exclusive described in Section 9.8.2 occurs, anything herein to the contrary notwithstanding, MBX shall be free to exploit the MBX Technology and MBX Patent Rights in any manner it shall determine in its sole discretion, including without limitation by manufacturing and selling PHA Material and PHA Formulations.

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          9.8.4 GRANT OF LICENSE. If, as described in Section 9.8.3, the
Parties or any one of them triggers the dissolution and winding down of the Joint Sales Company, then, effective upon such date, MBX shall grant to ADM Sub a royalty-bearing, non-exclusive, perpetual, irrevocable license, with Limited Sublicense Right, under MBX's right, title and interest in and to the MBX Technology and the MBX Patent Rights, solely to make, have made, use, offer for sale, sell, have sold and import PHA Material and PHA Formulations for use in the Field worldwide and this Agreement shall terminate. The foregoing license shall be limited such that ADM Sub shall only be permitted to make and have made the amount of PHA Material (including PHA Material contained within PHA Formulations) permitted under the then-current license under Section 7.2.2 during each consecutive period of twelve (12) months during the term of the license. During the Royalty Term, ADM Sub will pay to MBX a royalty equal to: (i) * on all sales or other conveyances of PHA Patented Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis; and (ii) * on all sales or other conveyances of PHA Know-How Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis. During the Supplemental Royalty Term, ADM Sub will pay to MBX a royalty equal to * on all sales or other conveyances of PHA Supplemental Know-How Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis. In the event more than one royalty applies to the manufacture, use, sale or importation of a particular product, then the highest royalty shall be the only applicable royalty hereunder. Provided, however, that any such royalty shall be reduced by the amount of royalties payable to any Third Party under a license required to obtain freedom to practice the MBX Technology and/or MBX Patent Rights for the manufacture, use or sale of PHA Material within the Field provided that MBX breached an obligation under Section 8.2.1 to disclose: (i) the existence of such Third Party's intellectual property rights in such Technology, or (ii) claims by such Third Party that any of the MBX Patent Rights are invalid or unenforceable, or that the practice of any of the MBX Patent Rights would constitute an infringement or misappropriation of such Third Party's intellectual property rights (such royalty reduction right is "Third Party IP Royalty Offset"). The royalty shall be payable within thirty
(30) days following the end of each Calendar Quarter during the term of the applicable license for sales or other conveyances that occur during such Calendar Quarter. Amounts due under this Section 9.8.3 shall be payable by wire transfer of immediately available funds to an MBX bank account in accordance with instructions to be provided to the ADM Sub by MBX. Any amounts that are not paid when due hereunder shall accrue interest at the rate of four percent (4%) per annum in excess of the one year London Interbank Offered Rate (LIBOR) then most recently published in THE WALL STREET JOURNAL. The right to demand and receive the interest provided hereunder shall be in addition to any other rights available to MBX hereunder or at law.

                                   ARTICLE 10
                              TERM AND TERMINATION

     10.1. TERM. This Agreement shall commence as of the Effective Date and shall expire upon the first to occur of: (i) the expiration or termination of the last Valid Claim within the Patent Rights granted by the United States Patent and Trademark Office and claiming MBX

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Technology or Alliance Technology and (ii) the exercise of the JV Option by ADM
Sub and the Parties have taken all necessary actions to implement the Joint Venture pursuant to Article 9, unless terminated in accordance with this Article 10 prior to such date (the "Term").

     10.2 TERMINATION. This Agreement may be terminated at any time by either Party as follows:

          10.2.1 TERMINATION FOR BREACH. In the event that MBX materially defaults on any material obligation hereunder or under any other Commercial Alliance Agreement (including an "Adverse Act" as defined in the Operating Agreement), or materially breaches any material term herein or therein to be performed or observed, then ADM Sub shall have the right to terminate this
Agreement: (a) by giving thirty (30) days prior written notice to MBX in the case of a breach of any payment term, and (b) by giving ninety (90) days prior written notice to MBX in the case of any other breach; provided, however, that in the case of a default or breach capable of being cured, if MBX shall cure the said default or breach within such notice period after said notice shall have been given, then said notice shall not be effective and the Agreement shall continue in full force and effect. In the event that ADM Sub materially defaults on any material obligation hereunder or under any other Commercial Alliance Agreement (including an "Adverse Act" as defined in the Operating Agreement), or materially breaches any material term herein or therein to be performed or observed, then MBX shall have the right to terminate this Agreement: (a) by giving thirty (30) days prior written notice to ADM Sub in the case of a breach of any payment term, and (b) by giving ninety (90) days prior written notice to ADM Sub in the case of any other breach; provided, however, that in the case of a default or breach capable of being cured, if ADM Sub shall cure the said default or breach within such notice period after said notice shall have been given, then said notice shall not be effective and the Agreement shall continue in full force and effect. In the event that MBX commits a breach of this Agreement by granting a license under the MBX Technology to a Third Party in violation of the terms of the license granted to ADM Sub under Section 7.2.1 or to the Joint Sales Company under Section 7.2.2, and such breach remains uncured for sixty (60) days following notice from ADM Sub, then such breach (a "Section 7 Breach") shall trigger certain additional rights for ADM Sub as set forth in
Section 10.5.

          10.2.2 ADM SUB TERMINATION DUE TO CHANGED CIRCUMSTANCES. In the event that, based upon a change in circumstances beyond the reasonable control of ADM and ADM Sub, the projected financial return from the Commercial Alliance is deemed by ADM Sub to be either too uncertain or inadequate, ADM Sub shall have the right to terminate this Agreement upon thirty (30) days prior written notice to MBX. The Parties acknowledge that, without limitation, a Third Party challenge to the validity or enforceability of the MBX Patent Rights or MBX Technology, the emergence of a third party's superior technology, an increase in the projected cost required to Construct the ADM Sub Manufacturing Facility or to manufacture PHA Material and/or PHA Formulations, a decrease in the projected sales volume of PHA Material and/or PHA Formulations, and a decrease in the projected sales price of PHA Material and/or PHA Formulations are all examples of a change in circumstances beyond the reasonable control of ADM and ADM Sub.

          10.2.3 MUTUAL AGREEMENT. MBX and ADM Sub may, at any time during the Term, terminate this Agreement by written agreement with such consequences as they shall provide therein.

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          10.2.4 MBX TERMINATION DUE TO CHANGED CIRCUMSTANCES. Commencing upon
ADM Sub declining the JV Option and continuing unless and until such time as the JV Option resets pursuant to Section 9.8.5, in the event that based upon a change in circumstances during this period beyond the reasonable control of MBX, the projected financial return from the Commercial Alliance is deemed by MBX to be either too uncertain or inadequate, MBX shall have the right to terminate this Agreement upon thirty (30) days prior written notice to ADM Sub.

     10.3 GENERAL CONSEQUENCES OF TERMINATION OR EXPIRATION; GRANT OF LICENSES.

          10.3.1 CONSEQUENCES OF TERMINATION OR EXPIRATION. Upon the termination or expiration of the Agreement, the following shall occur:

                 (a) MBX shall immediately cease using, and shall promptly return to ADM Sub, all ADM Technology, except to the extent MBX has a license to practice such Technology under this Article 10;

                 (b) ADM Sub shall immediately cease using, and shall promptly return to MBX all MBX Technology, except to the extent ADM Sub has a license to practice such Technology under this Article 10;

                 (c) the Joint Sales Company shall immediately cease using all MBX Technology and all ADM Technology, and shall promptly return to MBX all MBX Technology and to ADM Sub all ADM Technology;

                 (d) the license granted to MBX pursuant to Section 7.3.1 shall immediately terminate;

                 (e) the license granted to ADM Sub pursuant to Section 7.2.1 shall immediately terminate;

                 (f) the licenses granted to the Joint Sales Company pursuant to Section 7.2.2 and Section 7.3.2 shall immediately terminate;

                 (g) each Party shall promptly pay to the other any amounts due and payable hereunder as of the effective date of termination or expiration;

                 (h) subject to those rights and obligations of the Parties that survive termination or expiration by their terms or pursuant to Section 10.6, this Agreement shall terminate and be of no further force or effect; and

                 (i) the other Commercial Alliance Agreements shall terminate with the effects set forth therein, including without limitation, that the Joint Sales Company shall be dissolved and wind up its operations in accordance with the Operating Agreement.

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     10.4 SPECIFIC CONSEQUENCES OF TERMINATION BY MBX.

          10.4.1. TERMINATION DUE TO ADM SUB BREACH. Upon a termination of this Agreement by MBX pursuant to Section 10.2.1, the following shall occur as of the effective date of termination.

               (a) MANUFACTURING OBLIGATION. In the event the effective date of termination occurred during the Construction Phase, ADM Sub shall provide fermentation services to produce PHA Cell Paste in up to * fermentors for a period of * at the Manufacturing Cost (as such term is defined in the ADM Sub Manufacturing Agreement), plus depreciation on assets to the extent used to perform such manufacturing calculated on a ten-year straight-line basis, but otherwise pursuant to the terms and conditions set forth in the ADM Sub Manufacturing Agreement. In the event the effective date of termination occurred during the Commercial Phase, ADM Sub would for a period of three and one-half years, at MBX's election, to be exercised once at the time MBX places it first purchase order, (i) provide fermentation services to produce PHA Cell Paste in up to * fermentors at the Manufacturing Cost, plus depreciation on assets to the extent used to perform such manufacturing calculated on a ten-year straight-line basis; or (ii) manufacture PHA Material in the ADM Sub Manufacturing Facility (subject to the limitations of such facility as of the time of termination) at Manufacturing Cost, plus depreciation on assets to the extent used to perform such manufacturing calculated on a ten-year straight-line basis, in either case, otherwise pursuant to the terms and conditions set forth in the ADM Sub Manufacturing Agreement.

               (b) GRANT OF LICENSES. Upon the effective date of termination by MBX, ADM Sub hereby grants to MBX the following licenses: (i) an exclusive, fully sublicenseable, *, perpetual, irrevocable license, under all intellectual property rights Controlled by ADM Sub and claiming or covering Alliance Technology to research, develop, make, have made, use, offer for sale, sell, have sold and import PHA-Related Material, produced by any means or methods, for any and all uses and (ii) a non-exclusive, fully sublicenseable, *, perpetual, irrevocable license, under all intellectual property rights Controlled by ADM Sub and claiming or covering ADM Sub Background Technology to research, develop, make, have made, use, offer for sale, sell, have sold and import PHA-Related Material, produced by any means or methods, for any and all uses.

          10.4.2 TERMINATION DUE TO CHANGED CIRCUMSTANCES.

               (a) GRANT OF LICENSE. Upon a termination of this Agreement by MBX pursuant to Section 10.2.4, MBX hereby grants to ADM Sub a royalty-bearing, non-exclusive, perpetual, irrevocable license, with Limited Sublicense Right, under MBX's right, title and interest in and to the MBX Technology and the MBX Patent Rights, solely to make, have made, use, offer for sale, sell, have sold and import PHA Material and PHA Formulations for use in the Field worldwide. The foregoing license shall be limited such that ADM Sub shall only be permitted to make and have made the amount of PHA Material (including PHA Material contained within PHA Formulations) permitted under the then-current license under Section
7.2.2 during each consecutive period of twelve (12) months during the term of the license.

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During the Royalty Term, ADM Sub will pay to MBX a royalty equal to: (i) * on all sales or other conveyances of PHA Patented Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis; and (ii) * on all sales or other conveyances of PHA Know-How Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis. During the Supplemental Royalty Term, ADM Sub will pay to MBX a royalty equal to * on all sales or other conveyances of PHA Supplemental Know-How Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis. In the event more than one royalty applies to the manufacture, use, sale or importation of a particular product, then the highest royalty shall be the only applicable royalty hereunder. Provided, however, that any such royalty shall be subject to Third Party IP Royalty Offset. The royalty shall be payable within thirty (30) days following the end of each Calendar Quarter during the term of the applicable license for sales or other conveyances that occur during such Calendar Quarter. Amounts due under this
Section 10.4.2 shall be payable by wire transfer of immediately available funds to an MBX bank account in accordance with instructions to be provided to the ADM Sub by MBX. Any amounts that are not paid when due hereunder shall accrue interest at the rate of four percent (4%) per annum in excess of the one year London Interbank Offered Rate (LIBOR) then most recently published in THE WALL STREET JOURNAL. The right to demand and receive the interest provided hereunder shall be in addition to any other rights available to MBX hereunder or at law.

     10.5 SPECIFIC CONSEQUENCES OF TERMINATION BY ADM SUB.

          10.5.1 TERMINATION DUE TO CHANGED CIRCUMSTANCES. Upon a termination of this Agreement by ADM Sub pursuant to Section 10.2.2, the following shall occur as of the effective date of termination.

               (a) MANUFACTURING OBLIGATION. In the event the effective date of termination occurred during the Construction Phase, ADM Sub shall provide fermentation services to produce PHA Cell Paste in up to * fermentors for a period of * at the Manufacturing Cost, plus depreciation on assets in the ADM Sub Manufacturing Facility that are not allocated to other uses calculated on a ten-year straight-line basis, *, but otherwise pursuant to the terms and conditions of the ADM Sub Manufacturing Agreement. In the event the effective date of termination occurred during the Commercial Phase, ADM Sub would for a period of three and one-half (3.5) years, at MBX's election, to be exercised once at the time MBX places it first purchase order, (i) provide fermentation services to produce PHA Cell Paste in up to * fermentors at the Manufacturing Cost, plus depreciation on assets in the ADM Sub Manufacturing Facility that are not allocated to other uses calculated on a ten-year straight-line basis, *; or (ii) manufacture PHA Material in the ADM Sub Manufacturing Facility (subject to the limitations of such facility as of the time of termination) at Manufacturing Cost, plus depreciation on assets in the ADM Sub Manufacturing Facility that are not allocated to other uses calculated on a ten-year straight-line basis, *, in either case, otherwise under the terms set forth in the ADM Sub Manufacturing Agreement.

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               (b) GRANT OF LICENSE. Upon the effective date of termination by ADM Sub, ADM Sub hereby grants to MBX a fully sublicenseable, *, perpetual, irrevocable license, under all intellectual property rights Controlled by ADM Sub and claiming or covering Alliance Technology to research, develop, make, have made, use, offer for sale, sell, have sold and import PHA-Related Material, produced by any means or methods, for any and all uses. Such license shall be exclusive in the field of PHA-Related Material for a period of ten (10) years from the date of grant, and non-exclusive thereafter.

               10.5.2 TERMINATION DUE TO MBX BREACH.

                      (a) Upon the effective date of termination by ADM Sub for a Section 7 Breach, MBX hereby grants to ADM Sub a non-exclusive, *, perpetual, irrevocable license, with Limited Sublicense Right, under MBX's right, title and interest in and to the MBX Technology, the MBX Patent Rights and the Joint Alliance Technology, solely to make, have made, use, offer for sale, sell, have sold and import PHA Material and PHA Formulations for use in the Field worldwide, without any limitation on production volume.

                      (b) Upon the effective date of termination by ADM Sub under Section 10.2.1 for any reason other than a Section 7 Breach, MBX hereby grants to ADM Sub a royalty-bearing, non-exclusive, perpetual, irrevocable license, with Limited Sublicense Right, under MBX's right, title and interest in and to the MBX Technology and the MBX Patent Rights, solely to make, have made, use, offer for sale, sell, have sold and import PHA Material and PHA Formulations for use in the Field worldwide. The foregoing license shall be limited such that ADM Sub shall only be permitted to make and have made a maximum of * (or such greater amount if the then-current license under Section 7.2.2 has been expanded) of PHA Material (including PHA Material contained within PHA Formulations) during each consecutive period of twelve
(12) months during the term of the license. During the Royalty Term, ADM Sub will pay to MBX a royalty equal to: (i) * on all sales or other conveyances of PHA Patented Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis; and (ii) * on all sales or other conveyances of PHA Know-How Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis. During the Supplemental Royalty Term, ADM Sub will pay to MBX a royalty equal to * on all sales or other conveyances of PHA Supplemental Know-How Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis. In the event more than one royalty applies to the manufacture, use, sale or importation of a particular product, then the highest royalty shall be the only applicable royalty hereunder. Provided, however, that any such royalty shall be subject to Third Party IP Royalty Offset. The royalty shall be payable within thirty
(30) days following the end of each Calendar Quarter during the term of the applicable license for sales or other conveyances that occur during such Calendar Quarter. Amounts due under this Section 10.5.2 shall be payable by wire transfer of immediately available funds to an MBX bank account in accordance with instructions to be provided to the ADM Sub by MBX. Any amounts that are not paid when due hereunder shall accrue interest at the rate of four percent (4%) per annum in excess of the one year London
Interbank Offered Rate (LIBOR) then most recently published in THE WALL STREET

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JOURNAL. The right to demand and receive the interest provided hereunder shall be in addition to any other rights available to MBX hereunder or at law.

     10.6 RIGHTS UPON BANKRUPTCY.

               (a) In the event ADM Sub files for protection under Chapter 11 of the U.S. Bankruptcy Code, and ADM Sub, directly or indirectly in connection with such proceedings, rejects this Agreement as an executory contract (or on similar grounds), then ADM Sub shall and hereby does agree to perform the following obligations:

                    (i) In the event the effective date of rejection occurred during the Construction Phase, ADM Sub shall provide fermentation services to produce PHA Cell Paste in up to * fermentors for a period of * at the Manufacturing Cost (as such term is defined in the ADM Sub Manufacturing Agreement), plus depreciation on assets to the extent used to perform such manufacturing calculated on a ten-year straight-line basis, but otherwise pursuant to the terms and conditions set forth in the ADM Sub Manufacturing Agreement. In the event the effective date of termination occurred during the Commercial Phase, ADM Sub would for a period of three and one-half (3.5) years, at MBX's election, to be exercised once at the time MBX places it first purchase order, (i) provide fermentation services to produce PHA Cell Paste in up to * fermentors at the Manufacturing Cost, plus depreciation on assets to the extent used to perform such manufacturing calculated on a ten-year straight-line basis; or (ii) manufacture PHA Material in the ADM Sub Manufacturing Facility (subject to the limitations of such facility as of the time of termination) at Manufacturing Cost, plus depreciation on assets to the extent used to perform such manufacturing calculated on a ten-year straight-line basis, in either case, otherwise pursuant to the terms and conditions set forth in the ADM Sub Manufacturing Agreement.

                    (ii) Upon the effective date of rejection by MBX, ADM Sub hereby grants to MBX the following licenses: (i) an exclusive, fully sublicenseable, *, perpetual, irrevocable license, under all intellectual property rights Controlled by ADM Sub and claiming or covering Alliance Technology to research, develop, make, have made, use, offer for sale, sell, have sold and import PHA-Related Material, produced by any means or methods, for any and all uses and (ii) a non-exclusive, fully sublicenseable, fully paid-up, royalty-free, perpetual, irrevocable license, under all intellectual property rights Controlled by ADM Sub and claiming or covering ADM Sub Background Technology to research, develop, make, have made, use, offer for sale, sell, have sold and import PHA-Related Material, produced by any means or methods, for any and all uses.

               (b) In the event MBX files for protection under Chapter 11 of the U.S. Bankruptcy Code, and MBX, directly or indirectly in connection with such proceedings, rejects this Agreement as an executory contract (or on similar grounds), then, effective as of the effective date of such rejection, MBX shall and hereby does grant to ADM Sub a royalty-bearing, non-exclusive, perpetual, irrevocable license, with Limited Sublicense Right, under MBX's right, title and interest in and to the MBX Technology and the MBX Patent Rights, solely to make, have made, use, offer for sale, sell, have sold and import PHA Material and PHA Formulations for use in the Field worldwide. The foregoing license shall be limited such that

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ADM Sub shall only be permitted to make and have made a maximum of one hundred fifty thousand (150,000) tons (or such greater amount if the then-current license under Section 7.2.2 has been expanded) of PHA Material (including PHA Material contained within PHA Formulations) during each consecutive period of twelve (12) months during the term of the license. During the Royalty Term, ADM Sub will pay to MBX a royalty equal to: (i) * on all sales or other conveyances of PHA Patented Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis; and (ii) * on all sales or other conveyances of PHA Know-How Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis. During the Supplemental Royalty Term, ADM Sub will pay to MBX a royalty equal to * on all sales or other conveyances of PHA Supplemental Know-How Material (including, without limitation, PHA Material that is contained within PHA Formulations), on a one hundred percent (100%) purity basis. In the event more than one royalty applies to the manufacture, use, sale or importation of a particular product, then the highest royalty shall be the only applicable royalty hereunder. Provided, however, that any such royalty shall be subject to Third Party IP Royalty Offset. The royalty shall be payable within thirty (30) days following the end of each Calendar Quarter during the term of the applicable license for sales or other conveyances that occur during such Calendar Quarter. Amounts due under this
Section 10.5.2 shall be payable by wire transfer of immediately available funds to an MBX bank account in accordance with instructions to be provided to the ADM Sub by MBX. Any amounts that are not paid when due hereunder shall accrue interest at the rate of four percent (4%) per annum in excess of the one year London Interbank Offered Rate (LIBOR) then most recently published in THE WALL STREET JOURNAL. The right to demand and receive the interest provided hereunder shall be in addition to any other rights available to MBX hereunder or at law.

     10.7 SURVIVING PROVISIONS; RESERVATION OF RIGHTS. Termination or expiration of this Agreement for any reason, and the implementation or exercise of the consequences of termination as set forth in Sections 10.3, 10.4, 10.5, or 10.6 shall be without prejudice to any rights and obligations of the Parties that have accrued as of the Effective Date of termination and:

               (a) the rights and obligations of the Parties provided in Articles 1, 8, 11, 12, 13 and 14, Sections 7.1, 7.5, 7.6, 9.8.4, 10.3, 10.4,
10.5, or 10.6 and 10.7 and any other provision which would reasonably be expected to survive termination in accordance with the terms of this Agreement, all of which shall survive such termination; and

               (b) any other rights or remedies provided at law or equity which either Party may otherwise have against the other.


                                   ARTICLE 11
                                 PATENT MATTERS

     11.1 PATENT COMMITTEE. ADM Sub and MBX shall each appoint two (2) representatives to serve on a patent committee (the "Patent Committee") to administer and coordinate certain activities described in this Article 11. ADM Sub and MBX may replace their

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respective representatives on the Patent Committee from time to time during the
Term, at their sole discretion, by notice to the other Party.

          11.1.1 MEETINGS. The Patent Committee shall meet as frequently and at such times as its members shall determine.

          11.1.2 MINUTES. A secretary for the Patent Committee shall be appointed by its members to keep accurate minutes of the deliberations of the Patent Committee recording all proposed decisions and all actions recommended or taken. Copies of such minutes shall be made available to the Steering Committee as it shall request.

          11.1.3 EXPENSES. MBX and ADM Sub shall each bear all expenses of their respective representatives to the Patent Committee related to their participation on the Patent Committee and attendance at Patent Committee meetings.

          11.1.4 REPORTS. The Patent Committee shall produce such reports for the Steering Committee as the Steering Committee shall request from time-to-time.

     11.2 PATENT FILING, PROSECUTION AND MAINTENANCE.

          11.2.1 ADM SUB PATENT RIGHTS. ADM Sub shall have the sole right and authority to file, prosecute and maintain the ADM Sub Patent Rights during the Term at its own expense and using patent counsel of its own choosing. ADM Sub represents that it will continue to file, prosecute and maintain the ADM Sub Patent Rights in accordance with reasonable commercial practices during the Term.

          11.2.2 MBX PATENT RIGHTS. MBX shall have the sole right and authority to file, prosecute and maintain the MBX Patent Rights during the Term at its own expense and using patent counsel of its own choosing. MBX represents that it will continue to file, prosecute and maintain the MBX Patent Rights in accordance with reasonable commercial practices during the Term.

          11.2.3 JOINT ALLIANCE TECHNOLOGY. ADM Sub and MBX, acting through the Patent Committee, will file, prosecute and maintain Patent Rights claiming Joint Alliance Technology in accordance with this Section 11.2.3 with the primary goal of maximizing the commercial potential of the PHA Material and PHA Formulations in a commercially reasonable manner. During the Term, the cost of such activities shall be borne by the Joint Sales Company, and thereafter it shall be shared equally by ADM Sub and MBX, except as otherwise set forth herein. ADM Sub and MBX, acting through the Patent Committee and patent attorneys or agents agreed upon by the Patent Committee, shall prepare, file, prosecute and maintain all Patent Rights relating to Joint Alliance Technology. If either ADM Sub or MBX decides to withdraw from the continued prosecution of any Patent Rights on Joint Alliance Technology, such Party shall so inform the other Party at least thirty (30) days prior to the effective date of such decision and the other Party shall have the right, through patent attorneys or agents of its choice, to assume the cost and responsibility for the continued prosecution of such Patent Rights. Promptly after the effective date of the decision to withdraw, the withdrawing Party shall assign its right, title and interest in and to such Patent Rights to the other Party. Notwithstanding such

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assignment, such Patent Rights will continue to be subject to the licenses granted herein to the extent applicable.

     11.3 INFRINGEMENT AND DEFENSE.

          11.3.1 ACTUAL OR THREATENED INFRINGEMENT. In the event either ADM Sub or MBX becomes aware of any possible infringement or unauthorized possession, knowledge or use of any Technology, which is the subject matter of this Agreement, in the Field (collectively, an "Infringement"), that Party shall promptly notify the other Party and provide it with available details. ADM Sub hereby reserves the exclusive right (but not obligation) to take whatever action it deems appropriate to prevent or terminate any third party infringement of ADM Sub Patent Rights claiming the ADM Sub Technology. MBX hereby reserves the exclusive right (but not obligation) to take whatever action it deems appropriate to prevent or terminate any third party infringement of MBX Patent Rights claiming the MBX Technology. Notwithstanding the foregoing, during the term, if either ADM Sub or MBX (the "Defending Party") decides to take any action to prevent or terminate any Third Party infringement of its Patent Rights within the Field, it shall first give notice to the other Party (the "Neutral Party") and, if the Neutral Party can produce a written legal opinion of an independent patent attorney concluding that there is a reasonable likelihood that such Third Party could, in good faith, in connection with such action, allege that a claim or claims within Patent Rights Controlled by the Neutral Party are invalid or unenforceable, then the Defending Party shall not take such action against such Third Party without the prior, written consent of the Neutral Party. ADM Sub and MBX, sharing expenses equally and acting through patent attorneys or agents agreed upon by them, shall take whatever action they shall agree upon to prevent or terminate any third party infringement of Patent Rights relating to Joint Alliance Technology; provided, however, that if the Parties cannot agree, MBX shall have the right to make the final determination with respect to third party infringement within the Field. In all cases, all decisions by a Party pursuant to this Section 11.2 shall be made in good faith and in the best interest of the Commercial Alliance.

          11.3.2 DEFENSE OF CLAIMS. In the event that any action, suit or proceeding is brought against any Party based on its actions in performance of the Commercial Alliance and alleging the infringement of the Technology or intellectual property rights of a Third Party, the Parties shall cooperate with each other in the defense of any such suit, action or proceeding. The Parties will give each other prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish each other with a copy of each communication relating to the alleged infringement. Each Party shall cooperate in the defense of such actions. If as a consequence of such action, suit or proceeding by a Third Party, a prohibition, restriction or other condition is imposed upon one or both of the Parties, the Parties shall examine and discuss in good faith the consequences of such prohibition or restriction or other conditions on this Agreement and on possible modifications hereto.

                                   ARTICLE 12
                                 INDEMNIFICATION

     12.1 INDEMNIFICATION BY MBX. During the course of, and upon and after termination of this Agreement for any reason whatsoever, MBX and its Affiliates shall indemnify, defend and hold ADM Sub, its Affiliates and their respective directors, officers and employees (collectively, "ADM Sub Indemnitees") harmless against any claims (including without

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limitation claims for product liability, personal injury or death, or property damage), liability, damage, loss, cost or expense (including reasonable attorneys' fees) incurred by any of them, to the extent resulting from: *.

     12.2 INDEMNIFICATION BY ADM SUB. During the course of, and upon and after termination of this Agreement for any reason whatsoever, ADM Sub and its Affiliates shall, jointly and severally, indemnify, defend and hold MBX, its Affiliates and their respective directors, officers and employees (collectively, "MBX Indemnitees") harmless against any claims (including without limitation claims for product liability, personal injury or death, or property damage), liability, damage, loss, cost or expense (including reasonable attorneys' fees) incurred by any of them, to the extent resulting from: *.

     12.3 CONDITIONS TO INDEMNIFICATION. A Party seeking indemnification under this Article 10 (the "Indemnified Party") shall give prompt notice of the claim to the other Party (the "Indemnifying Party") and, provided that the Indemnifying Party is not contesting the indemnity obligation, shall permit the Indemnifying Party to control any litigation relating to such claim and disposition of any such claim, provided that the Indemnifying Party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of any claim as the settlement or disposition relates to Parties being indemnified under this Article 10 and provided, further, that the Indemnifying Party shall not settle or otherwise resolve any claim without prior notice to the Indemnified Party and the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) if such settlement involves anything other than the payment of money by the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in its defense of any claim for which indemnification is sought under this
Article 12 and shall have the right to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification.

     12.4 ATTRIBUTION. For purposes of this Article 12, except as provided below: (i) none of the Joint Sales Company, MBX or MBX's Affiliates (or their respective employees) shall be deemed to be an employee, agent or representative of ADM or ADM Sub, (ii) none of the Joint Sales Company, ADM Sub or ADM Sub's Affiliates (or their respective employees) shall be deemed to be an employee, agent or representative of MBX, (iii) none of MBX or ADM Sub or their respective Affiliates (or their respective employees) shall be deemed to be an employee, agent or representative of the Joint Sales Company; and, notwithstanding (i),
(ii) and (iii) above, an employee of ADM, ADM Sub or MBX providing services to the Joint Sales Company on substantially a full-time basis, pursuant either to the ADM Sub Services Agreement or the MBX

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Services Agreement, shall be deemed to be an agent or representative of the
Joint Sales Company.

                                   ARTICLE 13
                                 CONFIDENTIALITY

     13.1 CONFIDENTIALITY OBLIGATIONS. MBX, ADM Sub and the Joint Sales Company each recognize that the other Party's Confidential Information and Proprietary Materials constitute highly valuable and proprietary confidential information. Each of MBX, ADM Sub and the Joint Sales Company agrees that it will keep confidential, and will cause its employees, consultants, agents and Affiliates to keep confidential, all Confidential Information and Proprietary Materials of the other Parties. MBX, ADM Sub, the Joint Sales Company and their respective employees, consultants, agents or Affiliates shall not use Confidential Information or Proprietary Materials of any other Party for any purpose whatsoever except as expressly permitted in this Agreement. MBX and Joint Sales Company acknowledge that the corn costs that constitute a portion of the Manufacturing Cost shall constitute ADM Sub Confidential Information.

     13.2 LIMITED DISCLOSURE. MBX, ADM Sub and the Joint Sales Company each agree that any disclosure of another Party's Confidential Information or any transfer of another Party's Proprietary Materials to any employee, consultants or agents of MBX, ADM Sub, or the Joint Sales Company or any of their respective Affiliates, shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such rights and responsibilities. MBX, ADM Sub and the Joint Sales Company each further agree that any disclosure of another Party's Confidential Information or any transfer of another Party's Proprietary Materials as permitted by the preceding sentence shall only be made to such of the recipient Party's employees, consultants, agents and Affiliates who are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information or Proprietary Materials except as expressly permitted by this Agreement. MBX, ADM Sub and the Joint Sales Company each further agree not to disclose or transfer the other Party's Confidential Information or Proprietary Materials to any third parties under any circumstance without the prior written approval from the relevant other Party (such approval not to be unreasonably withheld), except as otherwise required by law, or except as otherwise expressly permitted by this Agreement. Each Party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of the other Party's Confidential Information and Proprietary Materials as it would customarily take to preserve the confidentiality of its own Confidential Information and Proprietary Materials, and in no event, less than reasonable care. Each Party, upon the request of another Party, will return all of such other Party's Proprietary Information and Confidential Materials disclosed or transferred to it pursuant to this Agreement which does not constitute Joint Program Technology, including all copies and extracts of documents and all manifestations in whatever form, within two (2) months of the request or, within two (2) weeks of the termination or expiration of this Agreement; provided, however, that a Party may retain Confidential Information and Proprietary Materials of the other Party relating to any license which survives such termination and one copy of all other Confidential

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Information may be retained in its legal files solely for the purpose of monitoring compliance with this Article 13.

     13.3 EMPLOYEES AND CONSULTANTS. MBX, ADM Sub, and the Joint Sales Company each hereby represent that all of its employees, consultants and agents to such Party or its Affiliates, participating in the activities of the Commercial Alliance who shall have access to the Confidential Information or Proprietary Materials of the other Party are bound by written obligations to maintain such information in confidence and not to use such information except as expressly permitted herein and to assign any inventions or discoveries made in connection with such activities to MBX, ADM Sub or the Joint Sales Company as applicable. Each Party agrees to be held responsible for the confidentiality obligations to which its employees, consultants and agents (and those of its Affiliates) are obligated.

     13.4 PUBLICITY. No Party may publicly disclose the existence or terms of this Agreement without the prior written consent of the other Parties; provided, however, that any Party may make such a disclosure: (a) to the extent required by law (including the filing of a redacted copy of the Agreement as an exhibit to a legally required filing) or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, and (b) to any investors (including without limitation, entities interested in acquiring the stock or assets of such Party or merging with or into such Party), prospective investors, lenders, other potential financing sources, prospective customers and prospective strategic marketing partners who are obligated to keep such information confidential. In the event that such disclosure is required as aforesaid, the disclosing Party shall make reasonable efforts to provide the other Party with reasonable notice prior to such disclosure and to coordinate with the other Party with respect to the wording and timing of any such disclosure. The Parties will from time to time mutually agree on the wording of press releases publicizing the Commercial Alliance. Once such press release or any other written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement, but no more than the contents of such statement, without the further approval of the other Party.

     13.6 TERM. The obligations and restrictions set forth in this Article 13 shall survive the termination or expiration of this Agreement for a period of twenty (20) years.

                                   ARTICLE 14
                                  MISCELLANEOUS

     14.1 NO ASSIGNMENT; CHANGE OF CONTROL. No Party shall sell, transfer or permit any transfer of, in whole or in part, this Agreement without prior written consent of the other Parties, which consent may be withheld for any reason. The merger or acquisition of MBX by, with or into a third party shall not be deemed to effect an assignment of this Agreement by MBX and this Agreement shall be binding upon and inure to the benefit of such third party, or new entity, in the case of a merger or similar transaction in which MBX does not continue as the same corporate entity and shall continue to bind and inure to the benefit of MBX in the case of an acquisition or similar transaction in which MBX survives as the same corporate entity. ADM Sub shall not enter into any merger, acquisition or similar transaction without the prior, written consent of MBX. Nothing herein shall restrict ADM from entering into a merger or acquisition of ADM by, with or into a Third Party and no such transaction shall be deemed to effect an

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assignment of this Agreement by ADM Sub and this Agreement shall be binding upon and inure to the benefit of such Third Party, or new entity, in the case of a merger or similar transaction in which ADM does not continue as the same corporate entity and shall continue to bind and inure to the benefit of ADM Sub in the case of an acquisition or similar transaction in which ADM survives as a the same corporate entity. Any purported assignment or transfer in violation of this provision shall be null and void*.

     14.2 SUCCESSORS. In the event of a permitted assignment, this Agreement shall be binding upon, and inure to the benefit of, all the Parties and their respective successors and legal assigns.

     14.3 DISPUTE RESOLUTION. Any dispute or claim arising out of or relating to this Agreement or any other Commercial Alliance Agreement, or a breach hereof or thereof, shall be resolved in accordance with this Section 14.3. Except with respect to any dispute as to whether ADM Sub properly exercised its rights to terminate pursuant to Section 10.2.2, during the course of resolving any such dispute, the Parties shall continue to perform their obligations hereunder and under the other Commercial Alliance Agreements (including by making payment of any undisputed portion of any payment obligation that is the subject of a dispute hereunder or thereunder). Notwithstanding the foregoing, the obligation of the Parties to continue to perform

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hereunder and under the other Commercial Alliance Agreements during the resolution of disputes shall not require a Party to perform obligations (other any undisputed portion of any payment obligation) where such performance is rendered impossible, or would otherwise not maintain or increase the likelihood that the Parties will achieve the purpose and goal of the Commercial Alliance as set forth in Section 2.1, because of circumstances created by or directly related to the dispute itself.

          14.3.1 GOOD FAITH CONSULTATION. In the event of a dispute between the Parties, the Parties shall attempt in good faith to settle such dispute through mutual consultation. If, after such consultation, the dispute cannot be resolved, the Parties shall wait for not less than sixty (60) days after the dispute arises and at the end of such period meet for a second consultation. If the dispute is not resolved after the second consultation, the matter shall be referred to the President of ADM Sub and the Chief Executive Officer of MBX (together, the "Senior Executives") for resolution in accordance with Section 14.4.2.

          14.3.2 SENIOR EXECUTIVES. The Senior Executives shall diligently attempt to resolve the dispute, including, if they deem it necessary, meeting directly in order to provide full consideration of the dispute. If the Senior Executives are unable to resolve the dispute within sixty (60) additional days after the second consultation then the dispute shall be referred to arbitration.

          14.3.3 ARBITRATION. Any arbitration to be conducted hereunder shall be brought and conducted in accordance with the following provisions:

               (1) The arbitration shall be held in Chicago, Illinois if initiated by MBX and in Boston, Massachusetts if initiated by ADM Sub.

               (2) The arbitration shall be conducted by three (3) arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association. Each of ADM Sub and MBX, upon notice to the other Party, shall appoint one arbitrator. The two arbitrators appointed by such Parties shall appoint a third arbitrator. The arbitrators shall be lawyers who will have substantial patent law or patent litigation experience and substantial commercial law or commercial litigation experience. The arbitrators shall be instructed to follow federal precedents, laws and evidentiary rules that would be applicable to litigation in the Federal Court of the jurisdiction in which the arbitration is held, except for those issues which involve patent issues, in which case the arbitrators shall be instructed to follow federal precedents, laws and evidentiary rules that would be applicable to litigation in the Federal Circuit Court of Appeals.

               (3) The arbitration shall be conducted in English, and all written submissions shall be in English.

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               (4)  ADM Sub and MBX agree that the decision of the arbitrators shall be final and binding on the Parties. The decision of the arbitrators shall be carried out voluntarily and without delay.

               (5) The fees and expenses of the arbitrators shall be shared equally by ADM Sub and MBX. ADM Sub and MBX will bear its own costs and expenses, including without limitation, its own legal fees and expert witness fees. Notwithstanding the foregoing, ADM Sub and MBX agree to be bound by and obey any order of the arbitrators relating to either Party being liable for any such costs, including without limitation, the legal fees of the other Party.

          14.3.4 EQUITABLE RELIEF. Nothing in this Agreement shall prevent or limit ADM Sub's or MBX's right to file and prosecute in any court of competent jurisdiction an action to seek injunctive relief to prevent or stay a breach of this Agreement or any action necessary to enforce the award of the arbitrators.

          14.3.5 BUSINESS ISSUE DEADLOCKS. In the event an issue relating to the conduct of the business of the Commercial Alliance comes before the Steering Committee or the conduct of the business of the Joint Sales Company comes before the Board of the Joint Sales Company, and such business decision is not governed by the terms of the Commercial Alliance Agreements, but rather is specifically or by omission left to the business judgment of the Steering Committee or the Board, and the Steering Committee or Board, acting in accordance with Section
3.1.3 in the case of the Steering Committee, and acting in accordance with the Operating Agreement in the case of the Board, is unable to reach a decision on how (or whether) to address or resolve such business issue, then provisions set forth in Sections 14.3.1 and 14.3.2 shall apply, but the provisions set forth in
Section 14.3.3 shall not apply. During such time as the Ledger Account is less than ten million dollars ($10,000,000), in the event that the Parties do not reach a resolution of such a business dispute as provided in Section 14.3.1 or 14.3.2, then the provisions set forth in Section 14.3.3 shall apply, but the arbitrators' decision shall be rendered as follows: At the conclusion of the arbitration hearings, each party shall submit a proposed resolution of the business dispute to the arbitrators. The arbitrators shall choose among the proposed resolutions and adopt one as the arbitrators' decision, and shall render that decision as the arbitrators' final determination. The arbitrators do not have discretion to render any decision other than one submitted by one of the Parties. For the avoidance of doubt, whether a Party has met the decision making standards set forth in 3.1.3 shall not be subject to this Section, but shall be treated as a dispute subject to the provisions of Sections 14.3.1,
14.3.2 and 14.3.3.

     14.4 GOVERNING LAW. Except as specifically otherwise provided herein, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     14.5 FORCE MAJEURE. In the event of the intervention of a force majeure, which term shall include, without limitation, acts of God, strikes, labor disturbances, lockouts, riots, epidemics, quarantines, wars or conditions of war, actions, inactions or regulations of any government, fires, acts of terrorists, insurrections, embargoes or trade restrictions, or any other

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reasons beyond a Party's reasonable control, the Party affected by the force majeure shall use Commercially Reasonable Efforts to comply with the Agreement. In the case that such Commercially Reasonable Efforts fail or are futile, such Party shall not be responsible for delays or a failure to perform under this Agreement caused by a force majeure. Provided, however, that any payment obligations of a Party shall not be affected or excused by such force majeure. If a Party's delay or failure to perform continues for more than one hundred twenty (120) days, the other Party may terminate this Agreement. In the event that either Party shall incur a delay in delivery or performance for a reason permitted by this Article, that Party shall notify the other Party within five
(5) days from the date of the actual occurrence of the cause for such delay

     14.6 NOTICES. All notices, requests and other communication hereunder shall be in writing and sent by facsimile with confirmation sent by courier requiring acknowledgment of receipt by the respective Parties as follows:

          To MBX:          Metabolix Corporation
                           21 Erie Street
                           Cambridge, MA 02139-4260
                           Attn: President and CEO

          With copy to:    Goodwin Procter
                           Exchange Place
                           53 State Street
                           Boston, MA 02109
                           Attn:  Christopher J. Denn, Esq.

          To ADM Sub:      ADM Polymer Corporation
                           4666 Faries Parkway
                           Decatur, IL  62526
                           Attn: President

          With copy to:    Archer-Daniels-Midland Company
                           4666 Faries Parkway
                           Decatur, IL  62526
                           Attn: General Counsel

          To JSC:          ADM / Metabolix Sales Company, LLC
                           21 Erie Street
                           Cambridge, MA 02139-4260

          With a copy to:  ADM Sub, at the address set forth above, and
                           MBX, at the address set forth above

Either Party may change the registered address to which such notice should be sent by giving written notice to the other Party.

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     14.7 INTEGRATION; ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Parties with regard to the subject matter contained herein and supersedes all prior written and oral agreements, understandings and negotiations, with regard to such subject matter.

     14.8 AMENDMENTS. This Agreement, including this provision, may not be amended without a written instrument signed by duly authorized representatives of all Parties.

     14.9 SEVERABILITY. In the event that any part of this Agreement is adjudicated to be invalid or unenforceable because it contravenes any applicable law or regulation, the Parties shall perform this Agreement in accordance with their original intentions as set forth herein, corresponding as closely as possible to the invalid or unenforceable part insofar as it is still valid under such law or regulation and reflects the original intention of the Parties. The validity of the remaining permissible portions of this Agreement shall remain unaffected thereby.

     14.10 WAIVER/CUMULATIVE RIGHTS. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. All rights and remedies which a Party may have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy.

     14.11 NO JOINT VENTURE OR PARTNERSHIP RELATIONSHIP. Nothing contained in or relating to this Agreement is or shall be deemed to constitute a joint venture, partnership or agency relationship between any of the Parties hereto and no Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party

     14.12 FURTHER ASSURANCES. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including without limitation the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

     14.13 CONSTRUCTION. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, the word "or" is used in the inclusive sense and the word "any" shall mean any one item, or all items, in a referenced category. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

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     14.14 ACKNOWLEDGMENT. The Parties hereby acknowledge that all licenses granted herein are, for the purposes of Section 365(n) of Title 11 of the U.S. Code, licenses of rights to intellectual property as defined in said Title 11.

     14.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year above written.

                                    ADM POLYMER CORPORATION


                                    By: /s/ John D. Rice
                                       --------------------------------

                                    Name: John D. Rice
                                         ------------------------------

                                    Title: President
                                          -----------------------------


                                    METABOLIX, INC.

                                    By: /s/ James J. Barber
                                       --------------------------------

                                    Name: James J. Barber
                                         ------------------------------

                                    Title: President and CEO
                                          -----------------------------


                                    ADM/ METABOLIX SALES
                                    COMPANY, LLC

                                    By: /s/ John D. Rice
                                       --------------------------------

                                    Name: John D. Rice
                                         ------------------------------

                                    Title: Director
                                          -----------------------------


                                    By: /s/ James J. Barber
                                       --------------------------------

                                    Name: James J. Barber
                                         ------------------------------

                                    Title: Director
                                          -----------------------------

*  CONFIDENTIAL TREATMENT REQUESTED